Filed Pursuant to Rule 424(b)(3)

File Number 333-161790

Prospectus Supplement

6,580,232 Shares of Common Stock

This Prospectus Supplement supplements and amends the prospectus dated June 17, 2011 (the “Prospectus”).  This Prospectus Supplement should be read in conjunction with the Prospectus and may not be delivered or utilized without the Prospectus.

Attached hereto are Current Reports on Form 8-K which CyberDefender Corporation filed with the Securities and Exchange Commission on July 25, 2011, July 29, 2011, August 3, 2011 and August 22, 2011 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 22, 2011.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 23, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements described below.  The discussion is qualified in its entirety by the full texts of the agreements.

 On July 19, 2011, the Company and GR Match, LLC (“GRM”) entered into a new Media and Marketing Services Agreement (the “New Agreement”).  The New Agreement provides that GRM will continue to provide to the Company certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the Company’s software products and technical support services (the “Media and Marketing Services”).

The New Agreement supersedes and replaces the prior Media and Marketing Services Agreement between CyberDefender Corporation, a California corporation (as predecessor-in-interest to the Company) and GRM dated as of March 24, 2009, as amended from time to time (the “Prior Agreement”) (except as to those obligations which expressly survive the termination of the Prior Agreement), pursuant to which GRM provided Media and Marketing Services to the Company.  The New Agreement is on substantially the same terms and conditions as the Prior Agreement with certain modifications resulting from, among other things, merging the Prior Agreement in the New Agreement.

The term of the New Agreement is from July 1, 2011 until December 31, 2013 unless the New Agreement is terminated earlier in accordance with the terms and conditions thereof.

The New Agreement provides for the payment to GRM by the Company of a Creative Management Fee of $75,000 per month, of which $50,000 per month will be waived by GRM during the four month period commencing on June 1, 2011 and expiring on September 30, 2011 if the Company remains in compliance with all of its obligations under the New Agreement and the Prior Agreement.

Under the New Agreement, the Company will grant to GRM, as security for the Company’s prompt payment of all amounts due and performance of all obligations under the New Agreement, a security interest in substantially all of the Company’s assets.

Item 9.01    Financial Statements and Exhibits.

d.    Exhibits.

Exhibit 99.1                      Media and Marketing Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25. 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer

Media and Marketing Services Agreement

This MEDIA AND MARKETING SERVICES AGREEMENT (this “Agreement”) is dated as of July 19, 2011 (the “Effective Date”) by and between CyberDefender Corporation, a Delaware corporation (“CyberDefender”), and GR Match, LLC, a Delaware limited liability company (“GRM”).  GRM and CyberDefender may each be referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, CyberDefender currently advertises, markets and sells via the Internet a line of antivirus and Internet security products which includes, but is not limited to, those products commonly referred to as CyberDefender Early Detection Center, CyberDefender Registry Cleaner, CyberDefender Identity Protection Services, MaxMySpeed, DoubleMySpeed, MyCleanPC, LiveTech and Online Backup (collectively, the “CyberDefender Products”);

WHEREAS, GRM has expertise in advising companies in direct response media campaigns, including radio and television direct response commercials, to promote various products and services, and in the purchasing of media time in connection with the foregoing;

WHEREAS, CyberDefender and GRM are parties to that certain Media and Marketing Services Agreement dated as of March 24, 2009 (as amended from time to time, the “Prior Agreement”), pursuant to which CyberDefender received from GRM, and GRM provided to CyberDefender, certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the CyberDefender Products on the terms and conditions set forth therein;

WHEREAS, the Parties desire to terminate the Prior Agreement as of the Effective Date;

WHEREAS, CyberDefender has requested that GRM enter into this Agreement that will supersede and replace the Prior Agreement and provide for improved financial terms for CyberDefender;

WHEREAS, CyberDefender desires to continue to receive from GRM, and GRM desires to continue to provide to CyberDefender, certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the CyberDefender Products on the terms and conditions set forth herein;

WHEREAS, GRM’s willingness to enter into and perform under this Agreement is predicated on CyberDefender’s performance of its obligations under the Prior Agreement that expressly survive the termination thereof and of CyberDefender’s payment of any amounts owing to GRM under the Prior Agreement which have accrued on or prior to the termination thereof; and

WHEREAS, in consideration of GRM’s acceptance of and agreement to be bound to the terms of this Agreement, GRM’s obligations under the Prior Agreement shall terminate as of the Effective Date (other than those obligations which expressly survive the termination thereof), and all advancements of Media Placement Costs (as defined below) made by GRM on CyberDefender's behalf after the Effective Date shall be made pursuant to this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements, covenants, representations, warranties and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Services; Responsibilities of Parties.

1.1           GRM Services. During the Term (as defined below), GRM shall provide the following services (collectively, the “GRM Services”) in connection with the advertising, marketing and sale of the CyberDefender Products:

(i)           Manage and purchase media time on CyberDefender’s behalf for airing of television and radio direct response advertising of the CyberDefender Products as reasonably determined by GRM and in accordance with the budget requirements set forth in Section 2.1 below, taking into account for any particular media the track record of success of such media for similar direct response advertising campaigns (collectively, the “Media Campaign”).  Notwithstanding anything herein to the contrary, GRM may, and CyberDefender may cause GRM to, pause, modify or indefinitely suspend the purchase of media time at any time upon prior notice to and after consultation with the other; provided, however, that (i) in the event that CyberDefender causes GRM to pause or suspend its purchase of media time hereunder upon written notice to GRM, the Term (as defined below) shall be automatically extended as provided in Section 5.1 and (ii) in the event that GRM elects, upon written notice to CyberDefender, to pause or suspend its purchase of media time hereunder for any reason other than based on a breach or default under this Agreement by CyberDefender, then CyberDefender may elect to purchase media on its own until such time that GRM elects to resume purchasing media hereunder.

(ii)           Create, develop, and/or produce (or cause a third party reasonably acceptable to CyberDefender to create, develop, and/or produce) television and radio direct response commercials (“Commercials”) in connection with the advertisement and marketing of the CyberDefender Products.

(iii)           Provide such other production, advertisement and marketing services as agreed to by the Parties in writing from time to time during the Term.

(iv)           So long as Mr. Boris Shimanovsky (“Shimanovsky”) is employed by GRM or any of its Affiliates, GRM shall cause Shimanovsky to provide consulting and advisory services to CyberDefender in connection with CyberDefender’s advertising, marketing, and sale of the CyberDefender Products in substantially the same form, and at substantially the same level of time commitment, as Shimanovsky has provided such services to CyberDefender during the term of the Prior Agreement.

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1.2   CyberDefender’s Responsibilities.  During the Term, CyberDefender shall:

(i) License to GRM the right to use the CyberDefender Marks (as defined below) in accordance with the terms and conditions of Section 7.3 below in connection with GRM’s provision of the GRM Services.

(ii) No later than fifteen (15) days prior to the commencement of each month, provide the GRM Representative with a detailed monthly forecast of sales and expenses in connection with the CyberDefender Products (a “Monthly Forecast”), in a format mutually agreed to by the Parties.  The Parties acknowledge that GRM’s ability to perform the GRM Services in a timely and effective manner is contingent upon GRM’s timely receipt of the Monthly Forecast.

(iii) Be responsible for all aspects of running the day to day business of CyberDefender in connection with the advertisement, marketing, sale and distribution of the CyberDefender Products, including, without limitation, managing and operating all inbound call centers, product fulfillment, customer services, and all other aspects of the day to day operations of CyberDefender’s business.

(iv) Promptly notify the GRM Representative (as defined below) of any inquiries or notices received by CyberDefender or any of its employees, agents or representatives from any governmental entity or agency, state attorney general or governmental investigative body, or of any notices of actual third party suits or claims, relating to the CyberDefender Products or CyberDefender’s advertising, marketing, sale or distribution thereof, and deliver a copy of any written correspondence relating thereto, or a summary of any oral inquiry or notice, to the GRM Representative no later than five (5) business days following CyberDefender’s receipt of such correspondence or inquiry.

(v)           At the written request of GRM, apply for, register, and maintain new, separately identifiable Internet website addresses and domain names which will be exclusively used to receive and process orders of CyberDefender Products from customers who respond to the Commercials and any other applicable advertisements included in the Media Campaign (collectively, the “DR Websites”).  CyberDefender shall not, and shall cause its employees and agents and representatives not to, engage in any activities which would cause orders from customers who respond to the Commercials or any other applicable advertisements included in the Media Campaign to be diverted to any Internet websites or other channels of order intake or processing other than the DR Websites.

(vi)           The Parties acknowledge that CyberDefender has established Special Deposit Account #7500004414 with Union Bank, N.A. for the Benefit of GRM (the “Special Deposit Account”) and has granted a security interest in the Special Deposit Account in favor of GRM pursuant to the terms and conditions of that certain Special Deposit Account Control Agreement, dated March 10, 2010, by and among CyberDefender, GRM and Union Bank, N.A. (the “Control Agreement”).  CyberDefender acknowledges and agrees that it shall cause all proceeds from all credit card sales (or any sales by any other electronic form of payment) of CyberDefender Products which are made via the DR Websites to be processed through the Special Deposit Account (after being processed through CyberDefender's merchant account with Litle & Co.) and agrees that it shall not, and shall cause its employees and agents and representatives not to, engage in any activities which would cause such sales of CyberDefender Products which are made via the DR Websites to be processed other than through the Special Deposit Account (after being processed through CyberDefender's merchant account with Litle & Co.).  CyberDefender agrees that it shall provide all documents, filings and information as reasonably requested by Union Bank, N.A. (or any successor bank) or GRM to maintain the Special Deposit Account throughout the Term.  Notwithstanding the termination of the Prior Agreement or anything to the contrary set forth in the Control Agreement, the Control Agreement, and the lien created thereby, shall remain in full force and effect from and after the Effective Date and shall secure the obligations of CyberDefender under this Agreement, with the same priority as immediately prior to the Effective Date.

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1.3   Other Provisions Affecting the GRM Services.

(i)           GRM shall designate one (1) representative reasonably acceptable to CyberDefender who shall serve as the primary point of contact for CyberDefender in dealing with GRM in matters referring or relating to the GRM Services (the “GRM Representative”). The GRM Representative shall be available to CyberDefender during GRM’s normal business hours.  The initial GRM Representative shall be Boris Shimanovsky.  GRM may change its GRM Representative at any time upon prior written notice to CyberDefender.

(ii)           CyberDefender shall designate one (1) representative reasonably acceptable to GRM who shall serve as the primary point of contact for GRM in dealing with CyberDefender in matters referring or relating to the GRM Services (the “CyberDefender Representative”).  The CyberDefender Representative shall be responsible for issuing all consents or approvals and making all requests on behalf of CyberDefender. The initial CyberDefender Representative shall be Gary Guseinov.  CyberDefender may change its CyberDefender Representative at any time upon prior written notice to GRM.

(iii)           GRM and CyberDefender shall mutually determine all content and other creative aspects of the Commercials; provided, however, that GRM shall have final approval over the amounts of all costs and expenditures incurred by GRM in connection with the creation, development and/or production of the Commercials.  Until the Parties are able to mutually agree on the content of a particular Commercial, GRM shall have no obligation to produce, revise, edit and/or otherwise modify, as the case may be, such Commercial and/or manage and purchase media time for such Commercial.

1.4           Exclusivity.  During the Term, GRM shall be the exclusive provider for CyberDefender of all media purchasing and direct response production services comprising the GRM Services, and, except as provided in Section 1.1(i), CyberDefender shall not carry out such services on its own or obtain such services from any other Party without the prior written consent of GRM.

1.5           Board of Directors Seat.  From time to time during the Term, GRM shall have the right, upon prior written notice to CyberDefender, to cause CyberDefender’s Board of Directors to appoint a representative of GRM, as selected by GRM and reasonably acceptable to CyberDefender, to CyberDefender’s Board of Directors (the “GRM Director”), unless a Party has delivered a notice of termination pursuant to Section 5.2 prior to such date, in which case there shall be no GRM Director.  CyberDefender hereby acknowledges and agrees that it shall approve, execute, deliver and file, and shall cause its shareholders and Board of Directors, as the case may be, to approve, execute, deliver and file, any consents, amendments, filings, or other agreements or documents necessary to cause the GRM Director to be appointed to CyberDefender’s Board of Directors as provided above.  CyberDefender hereby acknowledges and agrees that the GRM Director (or any successor GRM Director designated by GRM in its sole discretion) shall, subject to and in accordance with CyberDefender’s articles of incorporation, bylaws and applicable law or regulation, continue to serve on CyberDefender’s Board of Directors throughout the Term and thereafter so long as, and only so long as, GRM owns Common Stock, no par value, of CyberDefender (“Common Stock”), or holds warrants which grant GRM the right to purchase Common Stock of CyberDefender (whether vested or unvested), which collectively constitute at least five percent (5%) of CyberDefender’s issued and outstanding Common Stock on a fully diluted basis.  CyberDefender agrees to enter into an indemnification agreement with the GRM Director on terms reasonably satisfactory to GRM indemnifying the GRM Director for any losses, damages or other expenses incurred by the GRM Director relating to or arising out of the GRM Director’s performance of services as a member of CyberDefender’s Board of Directors.

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1.6           Board of Directors Observer.  At any time when there is no GRM Director on the Board of Directors of CyberDefender as provided in Section 1.5, so long as GRM owns Common Stock, or holds warrants which grant GRM the right to purchase Common Stock of CyberDefender (whether vested or unvested), which collectively constitute at least five percent (5%) of CyberDefender’s issued and outstanding Common Stock on a fully diluted basis, GRM shall have the right to appoint one (1) Board of Directors observer (the “Observer”) upon written notice to CyberDefender, which Observer shall be selected in GRM’s sole discretion.  GRM may change the Observer for any reason at any time upon written notice to CyberDefender.  CyberDefender shall invite the Observer to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Observer copies of all notices, minutes, consents and other materials that CyberDefender provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided and provided further that CyberDefender reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between CyberDefender and its counsel.

2.           Media Placement Costs; Payment Obligations.

2.1           Budgeted Media Placement Costs.  Not later than fifteen (15) days prior to the beginning of each month, CyberDefender shall deliver to GRM a budget which sets forth the aggregate maximum dollar amount that GRM shall expend on media placement (“Media Placement Costs”), for radio and television direct response advertising for the following month (the “Monthly Media Budget”); provided, however, that GRM shall have the option, in its sole discretion, to advance less than the amount of Media Placement Costs set forth in any Monthly Media Budget.  GRM shall not expend more than the Media Placement Costs set forth in any Monthly Media Budget, nor shall it expend more than four hundred thousand dollars ($400,000) in Media Placement Costs during the first ninety (90) days following the Effective Date, without CyberDefender’s prior written consent.

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2.2           Reimbursement of Media Costs.  GRM shall deliver to CyberDefender weekly or monthly invoices, at GRM’s sole discretion, which set forth in reasonable detail (i) the amount of all actual out of-pocket Media Placement Costs incurred by GRM in connection with providing the GRM Services during such week or month, as the case may be (not to exceed the amount of the Media Placement Costs set forth in the applicable Monthly Media Budget without CyberDefender’s prior written consent) and (ii) an amount equal to two and one half percent (2.5%) (the “Overhead Expense Reimbursement Percentage”) of such Media Placement Costs, which represents CyberDefender’s allocable share of GRM’s overhead expenses incurred in connection with providing the GRM Services (collectively, the “Reimbursement Amount”).  CyberDefender shall pay the applicable Reimbursement Amount to GRM not later than thirty (30) days after its receipt of the applicable invoice.

2.3           Grant of Security Interest.  As security for CyberDefender’s prompt payment of all amounts due and performance of all obligations under this Agreement, CyberDefender hereby grants GRM a security interest and lien in and to the following (in each case as defined by the California Commercial Code, the “Collateral”), in all cases which are now owned or obtained in the future by CyberDefender or in which CyberDefender may now have an interest or may in the future have an interest:

(i)            the Special Deposit Account, including, without limitation, any settlement accounts and/or reserve accounts held in connection therewith, and any rights to receive credits or payments under any merchant services agreement or any other similar agreement relating to the Special Deposit Account, if applicable;

(ii)            all other accounts, contract rights and general intangibles, including, without limitation, all forms of and rights to payment, receivables, payment intangibles, goodwill, license rights, bailment or leasehold interests, whether as lessor or lessee, inventions, designs, trademarks, trade styles, trade names, trade secrets, patents, patent applications, copyrights, tax refunds, customer lists, business, and accounting records;

(iii)            all inventory, including, without limitation, all goods held for sale or lease, raw materials, work-in-process, finished goods, merchandise, of every kind and description, including, without limitation, inventory temporarily out of CyberDefender’s custody or possession and any returns or repossessions upon any sales or accounts;

(iv)            all equipment, including, without limitation, machinery, furniture, furnishings, fixtures, tools, parts, supplies and vehicles of every kind and description, and all additions and improvements thereto;

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(v)            all documents, documents of title, cash, deposit accounts, instruments, money, letters of credit, investment property and chattel paper now owned by CyberDefender; and

(vi)            all proceeds, products, rents and leases of any of the foregoing, in any form, including, without limitation, proceeds of any insurance relating thereto, proceeds consisting of any of the above types of Collateral.

GRM shall be afforded all of the rights and remedies of a secured party under the California Commercial Code and all other applicable law.  GRM shall be entitled to take any actions GRM deems necessary, in its discretion, to perfect its security interest arising under this Agreement, including, without limitation, filing a UCC-1 Financing Statement that describes the Collateral as “all assets.”  CyberDefender shall cooperate fully and in good faith with all of GRM’s actions to perfect its security interest and CyberDefender shall prepare and execute such documents as GRM may reasonably request in order to effectuate the perfection of this security interest.

2.4           Creative Management Fee.  In addition to CyberDefender’s payment of any other amounts due hereunder, commencing as of the Effective Date, CyberDefender shall pay to GRM a monthly management fee equal to Seventy Five Thousand Dollars ($75,000), payable monthly in advance, not later than the first (1st) day of each month during the Term, which shall replace CyberDefender’s payment obligations under Section 2.4 of the Prior Agreement on and after the Effective Date; provided, however, that the amount of such monthly management fee in respect of any month (or portion thereof) in which media buying has been paused or suspended pursuant to Section 1.1(i) shall be decreased on a pro rata basis based on the number of days that media buying has been paused or suspended during such month.  Notwithstanding the foregoing, GRM hereby agrees to waive Fifty Thousand Dollars ($50,000) per month of such monthly management fee otherwise payable by CyberDefender to GRM pursuant to this Section 2.4 during the four (4) month period commencing as of June 1, 2011 and expiring on September 30, 2011 (the “Waiver Period”) so long as CyberDefender remains in compliance with all of its obligations under this Agreement and the Prior Agreement, including, without limitation, CyberDefender's payment obligations under this Agreement and the Prior Agreement (including CyberDefender's payment of the balance of the management fee pursuant to this Section 2.4 during the Waiver Period).

2.5           Payment of Production Costs.  CyberDefender shall either directly pay for, or reimburse GRM, at GRM’s option, for the payment of, all out-of-pocket costs incurred by GRM in connection with the creation, development, and/or production of any Commercials in connection with GRM’s performance of the GRM Services (collectively, “Production Costs”).  With respect to Production Costs paid by GRM on behalf of CyberDefender, GRM shall deliver to CyberDefender copies of monthly invoices which set forth in reasonable detail the amount of all such Production Costs incurred by GRM on CyberDefender’s behalf during the applicable month.  CyberDefender shall pay the amount of all such Production Costs incurred by GRM on CyberDefender’s behalf not later than fifteen (15) days after its receipt of the applicable invoice.

3.           Prior Warrants.  The Parties acknowledges that, pursuant to the terms and condition of the Prior Agreement, CyberDefender has issued to GRM those certain Warrants to Purchase Common Stock of CyberDefender Corporation, each dated May 6, 2009 (Certificate Numbers WC-195 and WC-196) and that certain Amended and Restated Warrant to Purchase Common Stock of CyberDefender Corporation, dated May 6, 2009 (Certificate Number WC-198) (collectively, the “Outstanding Warrants”).  CyberDefender acknowledges and agrees that (i) all rights of GRM to purchase shares of Common Stock of CyberDefender pursuant to the terms and conditions of the Outstanding Warrants are fully vested as of the Effective Date and (ii) notwithstanding the termination of the Prior Agreement in accordance with the terms and conditions hereof, the Warrants shall remain outstanding and in full force and effect from and after the Effective Date and shall not be deemed terminated, amended or otherwise modified by this Agreement.

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4.           [Intentionally Omitted]

5.           Term/Termination; Breach of Payment Obligations.

5.1           Term.  Subject to any termination rights set forth herein, the term (the “Term”) of this Agreement shall commence upon the Effective Date and continue until December 31, 2013 unless earlier terminated in accordance with the provisions of this Agreement (the “Termination Date”).

5.2           Termination.  This Agreement may be terminated prior to the end of the Term under the following circumstances and as provided elsewhere herein:

(i)           By either Party, if the other Party breaches any provision of this Agreement or defaults in the performance of any obligation hereunder, unless such breach or default is cured within fifteen (15) business days following receipt of written notice thereof from the non-breaching Party; provided, however, that if such breach is not capable of being cured within fifteen (15) business days, the breaching Party shall have the right to cure such breach after the expiration of the fifteen (15) business day period so long as the breaching Party has commenced commercially reasonable efforts to cure such breach within such fifteen (15) business day period (except that in the event CyberDefender breaches its Payment Obligations three (3) times and timely cures such breaches, any subsequent breach of CyberDefender’s Payment Obligations shall not be subject to cure, and GRM shall have the right to immediately terminate this Agreement upon such subsequent breach).

(ii)           Immediately by either Party upon (a) the discontinuance, dissolution, liquidation and/or winding up of the other Party’s business or (b) the making, by the other Party, of any general assignment or arrangement for the benefit of creditors; the filing by or against the other Party of a petition to have it adjudged bankrupt under bankruptcy or insolvency laws, unless such petition shall be dismissed or discharged within sixty (60) days; the appointment of a trustee or receiver to take possession of all or substantially all of such Party’s assets, where possession is not restored to the appropriate party within thirty (30) days; or the attachment, execution or judicial seizure of all or substantially all of the other Party’s assets where attachment, execution or judicial seizure is not discharged within thirty (30) days.

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(iii)           By GRM for any reason by giving CyberDefender written notice of the termination at least thirty (30) days prior to the effective date of termination.

(iv)           By GRM, upon written notice to CyberDefender upon any failure of CyberDefender to fulfill its obligations under the Prior Agreement which survive the termination thereof (including its outstanding payment obligations under the Prior Agreement), provided, however, that CyberDefender shall have fifteen (15) business days following receipt of such written notice to cure such breach or default.

5.3           Effect of Termination. Upon the expiration or earlier termination of this Agreement:

(i)           GRM shall immediately cease purchasing any additional media time on CyberDefender’s behalf and take commercially reasonable and appropriate action to cease all third party work in connection with the GRM Services.

(ii)           GRM shall deliver a final invoice which sets forth the amount of Media Placement Costs actually incurred by GRM from the date of the last invoice to the effective date of termination and any Media Placement Costs which GRM is contractually obligated to incur as of the Termination Date, and CyberDefender shall within fifteen (15) days thereafter pay to GRM all sums set forth in such invoice and any other sums due and owing GRM as of the effective date of termination.

(iii)           Each Party shall return or destroy (with a certificate of destruction to the other Party, if such other Party so requests) any and all Confidential Information of the other Party in its possession or control.

(iv)           GRM shall retain ownership of any and all intellectual property created, produced, developed, or otherwise acquired by GRM or any third parties acting on GRM’s behalf hereunder, relating to the GRM Services, including, without limitation, all rights related to the Commercials (“GRM Work Product”); provided, however, that GRM shall not use any trademarks or other intellectual property of CyberDefender which may be included in such GRM Work Product without CyberDefender’s prior written consent.  All rights granted by CyberDefender to GRM under this Agreement shall terminate effective as of the date of expiration or termination (other than GRM’s rights under Sections 2.3 and 3).  Except as otherwise provided in Section 7.2, upon the expiration or termination of this Agreement, CyberDefender shall have no right to use or otherwise exploit the GRM Work Product without GRM’s prior written consent, which consent GRM may withhold in its sole discretion.

5.4           Right of First Refusal.  CyberDefender agrees that in the event this Agreement is terminated by GRM prior to the expiration of the Term in accordance with Sections 5.2(i), (ii), (iv), or (v), if CyberDefender proposes to procure media purchasing services similar to the GRM Services from a third party (the “Third Party Services”) during the eighteen (18) month period following the Termination Date, then prior to engaging such third party to provide the Third Party Services, CyberDefender shall notify GRM in writing of the terms on which such third party has offered to provide the Third Party Services (the “ROFR Notice”).  For fifteen (15) days following GRM’s receipt of such notice, GRM shall have the option to elect to provide the Third Party Services to CyberDefender on the terms stated in the ROFR Notice.  If GRM elects to provide the Third Party Services to CyberDefender, then CyberDefender and GRM agree to enter into a written media services agreement with respect to such services.

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5.5           Survival.  Sections 1.2(v), 1.5, 1.6, 2.3, 3, 5 through 13, 15, 17 through 19, 25 and 28 shall survive termination or expiration of this Agreement.

6.           Confidentiality.

6.1           General Obligations.  Each Party may disclose to the other certain confidential or proprietary information in connection with the performance of this Agreement, including without limitation, marketing proposals and plans, creative designs and concepts, trade secrets and know-how, customer lists, software, business plans, forecasts, financial documents, customer information, and other information which the disclosing Party has indicated to the receiving Party should be treated as confidential or which the receiving Party reasonably should know is otherwise subject to an expectation of privacy, and which when provided hereunder, should be treated as confidential (collectively, “Confidential Information”).  The terms of this Agreement shall not be considered Confidential Information and will be disclosed by CyberDefender in a Current Report on Form 8-K filed with the Securities and Exchange Commission following the execution hereof, to which this Agreement will be attached as an exhibit.  Each Party shall use the Confidential Information of the other solely to perform this Agreement, and all Confidential Information shall remain the sole property of the Party disclosing such information.  Each Party shall hold the Confidential Information in strict confidence and shall not make any disclosure of the Confidential Information to anyone without the express written consent of the other Party, except to employees, consultants, agents, independent contractors or other representatives to whom disclosure is necessary to the performance of this Agreement and who have executed a confidentiality agreement, or are otherwise bound by a similar duty of confidentiality.  Each Party shall use the same care as it uses to maintain the confidentiality of its Confidential Information of the same or similar nature, which shall in no event be less than reasonable care and no less than the level of care required by any applicable law.  Each Party acknowledges that the remedy at law for any breach or threatened breach of the provisions of this Section 6 shall be inadequate, and that each Party, in addition to any other remedy available to it, shall be entitled to obtain injunctive relief from a court of competent jurisdiction.  Neither Party shall have any obligation under this Agreement with respect to any Confidential Information disclosed to it which the Party can demonstrate was already known to it at the time of its receipt hereunder (other than as a result of prior disclosure by the other Party); is or becomes generally available to the public other than by means of the Party’s breach of its obligations under this Agreement; is independently obtained from a third party whose disclosure violates no duty of confidentiality; or is disclosed pursuant to applicable law or regulation or by operation of law, provided that the Party may disclose only such information as is legally required, and provided further that the Party shall provide reasonable notice to the other Party of such requirement and a reasonable opportunity to object to such disclosure.  A Party’s obligation to maintain the confidentiality of Confidential Information shall remain for so long as the information remains Confidential Information of the other Party.

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7.           Ownership.

7.1           GRM Work Product.  All GRM Work Product shall be owned by GRM (subject to any licenses by third parties of intellectual property rights related thereto).  CyberDefender acknowledges that GRM shall own all right, title and interest in, to and under the GRM Work Product and that CyberDefender shall not acquire any proprietary rights therein.

7.2           License to GRM Work Product.  Subject to and in accordance with all of the terms and conditions of this Agreement, including, without limitation, the provisions of Section 7.4 and the right of GRM to use all GRM Work Product in connection with the GRM Services, GRM hereby grants to CyberDefender and its “Affiliates” (as defined below), an exclusive, worldwide, non-transferable (except to a permitted assignee of CyberDefender’s rights under this Agreement) royalty-free right and license during and following the Term of this Agreement (except as otherwise provided below) to copy, abridge, edit, translate, modify, perform, display, broadcast and distribute, through any and all mediums and channels of distribution, whether now know or hereinafter discovered, including without limitation, via broadcast, cable and satellite television, radio and via the Internet, any and all GRM Work Product solely in order to promote, market and advertise the CyberDefender Products.  GRM shall deliver the GRM Work Product to CyberDefender in such form or other media as is reasonable acceptable to CyberDefender at CyberDefender’s sole cost and expense.

7.3           License to CyberDefender Marks. Subject to and in accordance with all of the terms and conditions of this Agreement, CyberDefender hereby grants to GRM a non-exclusive, nontransferable (except to a permitted assignee of GRM’s rights under this Agreement), limited, royalty free license during the Term of this Agreement to utilize (i) CyberDefender’s trademarks, service marks and logos listed on Exhibit “A” attached hereto and made a part hereof (as may be updated by the Parties from time to time), (ii) the domain names, website addresses, websites and URL’s of the DR Websites (including any content thereof), and (iii) any trademarks, service marks and/or logos created by GRM on CyberDefender’s behalf in connection with the GRM Services (collectively, the “CyberDefender Marks”) in connection with GRM’s performance of the GRM Services.  Notwithstanding the foregoing, GRM shall not use or permit its employees, agents or representatives to use any of the CyberDefender Marks in a manner not in connection with GRM’s performance of the GRM Services without the prior written consent of CyberDefender. GRM acknowledges that CyberDefender owns all right, title and interest in, to and under the CyberDefender Marks and that GRM shall not acquire any proprietary rights therein. Any use by GRM and/or GRM’s employees, agents or representatives of the CyberDefender Marks and all goodwill associated therewith shall inure to the benefit of CyberDefender.

7.4           GRM Marks. CyberDefender acknowledges and agrees that it shall not use (i) the name of GRM or any of its members or Affiliates, or any derivations thereof, (ii) any trademarks, service marks or any other intellectual property of GRM or any of its members or Affiliates, or (iii) the names, images, likenesses, biographical information or other references to any principals of GRM or its Affiliates, without the prior written consent of GRM, except pursuant to CyberDefender’s disclosure obligations under applicable Federal securities laws.

7.5           Affiliate. As used in this Agreement, an “Affiliate” means an individual, corporation, limited liability company, partnership, trust or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, GRM or CyberDefender, as the case may be.

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8.           Representations, Warranties and Covenants.

8.1           Both Parties.  Each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement; and (c) this Agreement is a valid and binding obligation of such Party and enforceable against such Party in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

8.2           CyberDefender.  CyberDefender represents, warrants, covenants and agrees, as follows:

(i)           it has not entered into any oral or written contract or negotiations with any third party which would impair the rights granted to GRM under this Agreement, or limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit or impair any of the rights granted to GRM hereunder;

(ii)           all trademarks, logos, copyrights, materials and work product provided by CyberDefender to GRM or otherwise used by CyberDefender in connection with the Media Campaign (which is not created or provided by GRM under this Agreement) are owned by, and/or exclusively licensed to CyberDefender and do not infringe or violate any copyrights, trademarks, trade secrets, patents or other proprietary rights of any kind belonging to any third party or violate any right of privacy, right to publicity, misappropriate anyone’s name or likeness or contain any defamatory, obscene or illegal material;

(iii)           it has received all necessary rights and releases from third parties regarding any materials provided by CyberDefender hereunder so that GRM may use such materials, in whole or in part, in connection with the advertising, marketing and, promotion of the CyberDefender Products, and in the publishing, airing and broadcast, as the case may be, of the Advertisements;

(iv)           [intentionally omitted];

(v)           the execution of this Agreement does not and will not conflict with or result in (A) a violation of any provision of the charter, bylaws or similar organizational documents of CyberDefender or any law applicable to CyberDefender, or (B) a breach of CyberDefender’s obligations under, any agreement, order, judgment or decree to which CyberDefender is a party or by which it is bound; and

(vi)           it is now and will continue throughout the Term to be in full compliance with all local, state, and federal laws, rules and regulations applicable to its business and the advertising, marketing, sale and distribution of the CyberDefender Products, including without limitation, those of the Federal Telephone Consumer Protection Act (TCPA), the Federal Consumer Fraud and Abuse Prevention Act, Federal Trade Commission, the Federal Communications Commission, Payment Card Industry Data Security Standards, as such may be amended from time to time, and any other state or federal regulatory agency that has jurisdiction over CyberDefender’s business activities.

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8.3           GRM.  GRM represents, warrants, covenants and agrees, as follows:

(i)           it has not entered into any oral or written contract or negotiations with any third party which would limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit the effectiveness of this Agreement;

(ii)           all trademarks, logos, copyrights, included with the GRM Work Product (other than those related to CyberDefender),  and other related intellectual property rights used in the GRM Work Product are owned by, and/or exclusively licensed to, GRM; and

(iii)           it has received all necessary rights and releases from third parties regarding the GRM Work Product (other than those related to CyberDefender).

9.           Insurance.

9.1           Types and Amounts. CyberDefender shall obtain and maintain throughout the Term the following insurance coverage:

(i)           Commercial General liability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(ii)           Director’s and Officer’s insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(iii)           Errors and Omissions/Professional Liability including Media Liability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(iv)           Cyberliability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

9.2           Policy Requirements.  The insurance companies providing such insurance required under this Section 9 must have an A.M. Best rating of A-VII or better and be licensed or authorized to conduct business in all 50 of the United States. GRM shall have the right to require CyberDefender to obtain the insurance required under this Section 9 from another insurance carrier in the event GRM determines that CyberDefender’s then current insurance carrier does not have an A.M. Best rating of A-VII or better or is not licensed or authorized to conduct business in all states in which CyberDefender does business.  CyberDefender shall name GRM as an additional insured on such insurance policies.  CyberDefender shall provide to GRM within ten (10) business days after the Effective Date evidence of all insurance required hereunder, and thereafter at any time any insurance policy covered in this Section 9 is renewed, or upon request by GRM, during the Term.  The provisions of Section 9 shall not be deemed to limit the liability of CyberDefender hereunder, or limit any rights that GRM may have including, without limitation, rights of indemnity or contribution.

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10.           Indemnification.

10.1           CyberDefender.  CyberDefender shall indemnify, defend and hold harmless GRM, and its members and Affiliates, and their respective officers, directors, employees and agents from and against any and all third party losses, damages, injuries, causes of action, claims, demands, expenses (including reasonable legal fees and expenses), regardless of nature or type of claim, whether based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of obligations of CyberDefender pursuant to this Agreement or breach of any covenant, agreement, representation or warranty by CyberDefender under this Agreement; (ii) any materials provided by CyberDefender or its employees, agents or representatives and used by GRM in any of the GRM Work Product; (iii) any third party claims relating to the CyberDefender Products or services rendered hereunder, including but not limited to the infringement or alleged infringement of the proprietary rights or intellectual property rights of any third party relating to the CyberDefender Products; or (iv) any claims or actions arising or resulting from the marketing, sale, distribution, or use of the CyberDefender Products including, without limitation, claims or actions relating to any governmental or regulatory investigations, inquiries, and actions.

10.2           GRM.  GRM shall indemnify, defend and hold harmless CyberDefender and its Affiliates and their respective officers, managers, members, employees and agents from and against any and all third-Party losses, damages, injuries, causes of action, claims, demands and expenses (including reasonable legal fees and expenses), regardless of nature or type of claim, whether based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of the obligations of GRM pursuant to this Agreement or breach of any covenant, agreement, representation or warranty by GRM under this Agreement; or (ii) any materials created or provided by, and used by, GRM in providing the GRM Services, including without limitation, the GRM Work Product.

10.3           Indemnification Procedures. In the event of a claim for indemnification based on a third-Party claim, the Party seeking indemnification agrees to: (i) promptly notify the indemnifying Party of any matters in respect of which the indemnity may apply and of which the indemnified Party has knowledge; provided that any failure by the Party seeking indemnification to provide prompt notice shall not excuse the indemnifying Party of its indemnification obligation hereunder unless, and solely to the extent that, a court determines that such failure materially prejudices the indemnifying Party’s ability to defend or settle any such claim; (ii) give the indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying Party shall not settle any such claim or action without the prior written consent of the indemnified Party; and (iii) cooperate with the indemnifying Party, at the indemnifying Party’s cost and expense, in the defense or settlement thereof. The indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis. In the event the indemnifying Party does not assume control of the response and defense of a claim pursuant to clause (ii) of this Section 10.3, the indemnified Party shall have the right to assume control of the defense of such claim at the expense of the indemnifying Party.

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10.4           Limitation of Liability.  Under no circumstances shall the liability of GRM or its members and Affiliates, and their respective officers, directors, employees and agents hereunder exceed, in the aggregate, an amount equal to the sum of (i) the aggregate amount which GRM has actually received under Section 2.2(ii) as reimbursement for CyberDefender’s allocable share of GRM’s overhead expenses incurred in connection with providing the GRM Services, (ii) all Royalty payments actually received by GRM, and (iii) (A) the amount, if any, by which the average closing price (as reported by Bloomberg LP) for one (1) share of Common Stock of CyberDefender for the last five (5) trading days immediately prior to the date such liability arises exceeds the exercise price set forth in the Outstanding Warrants (as adjusted for any splits, subdivisions or combinations of shares) multiplied by (B) the total number of vested shares of Common Stock of CyberDefender under such warrants as of such date; provided that such limitation shall not apply in the case of GRM’s gross negligence or willful misconduct.

11.           No Consequential Damages. In no event shall either Party be liable to the other, whether in contract, tort (including negligence), warranty or otherwise, for any indirect, incidental, special, consequential, exemplary or punitive damages (including, without limitation, damages for loss of profits) arising out of or relating to this agreement. The limitations of liability in this Section 11 shall not apply to a Party’s gross negligence or willful misconduct.

12.           Use of Media Agencies.  CyberDefender acknowledges and agrees that, except with the prior written consent of GRM, which consent GRM may withhold in its sole discretion, during the Term, CyberDefender shall not contract with, hire or otherwise use, and shall cause its Affiliates not to contract with, hire or otherwise use, any foreign or domestic creative design or media planning or purchasing agencies (each, a “Media Purchasing Agency”) in connection with CyberDefender’s advertising, marketing, or sale of the CyberDefender Products if GRM has contracted with, hired or otherwise used such Media Purchasing Agency in connection with its performance of the GRM Services.  It is the intention of the Parties that the provisions of this Section 12 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought.  CyberDefender acknowledges that the limitations of time and scope of activity agreed to in this Section 12 are reasonable and necessary to protect the legitimate business interests of GRM.

13.           Equitable Relief.  CyberDefender recognizes, acknowledges and agrees that any remedy at law for CyberDefender’s breach of the provisions of Sections 1.4 or 12 would be inadequate.  Accordingly, CyberDefender agrees that if it breaches, or threatens to breach, any provision of Sections 1.4 or 12, GRM will have available, in addition to any other right or remedy otherwise available, the right to preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained.  CyberDefender further agrees that it will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that GRM has or had an adequate remedy at law.  No specification in this Section 13 of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of Sections 1.4 or 12.

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14. Complete Agreement; Amendment.  This Agreement (i) shall become effective only upon execution by both Parties, (ii) is, together with the Exhibits attached hereto, the entire agreement between the Parties regarding he subject matter hereof, and (iii) supersedes all prior and contemporaneous oral and written understandings and agreements pertaining thereto, including, without limitation, the Prior Agreement; provided that CyberDefender’s obligations under the Prior Agreement shall continue until fully performed in accordance with past practice.  No amendment hereto shall be effective unless in writing and executed by the Parties’ authorized representatives.

15.           Termination of Prior Agreement.  The Parties hereby agree that the Prior Agreement shall terminate and be of no further force and effect as of the Effective Date and all obligations of the Parties under the Prior Agreement shall terminate as of the Effective Date except for (i) those obligations of the Parties that expressly survive the termination of the Prior Agreement and (ii) CyberDefender’s obligation to pay to GRM any amounts owing to GRM under the Prior Agreement which have accrued on or prior to the termination thereof.  The Parties further agree that all advancements of Media Placement Costs made by GRM on CyberDefender's behalf after the Effective Date shall be deemed to have been made pursuant to this Agreement.  The Parties acknowledge and agree that, since GRM will continue to provide the GRM Services to CyberDefender on the terms and conditions set forth herein, each Party waives the delivery requirements set forth in Section 5.3(iii) of the Prior Agreement, and acknowledges and agrees that any “Confidential Information” disclosed by either Party to the other Party under the Prior Agreement shall become Confidential Information that is subject to the terms and conditions of this Agreement.

16.           Assignments. Neither Party shall have the right to assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party; provided that either Party may assign its rights and obligations hereunder by operation of law in a merger or pursuant to a share exchange involving the transfer of more than fifty percent (50%) of the outstanding voting power of such Party or in connection with the sale of all or substantially all of such Party’s assets.

17.           Notice. Any notice, request, payment or other communication under this Agreement shall be in writing and shall be given or made by physical delivery, confirmed facsimile, overnight carrier (e.g., Federal Express) or by U.S. mail, registered or certified mail (postage prepaid, return receipt requested, as applicable) addressed to the appropriate Party. All such notices shall be addressed as follows (provided that a Party’s inadvertent failure to comply with the provisions of this Section 17 shall not be deemed a breach of this Agreement):

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If to GRM:	GR Match, LLC c/o Guthy-Renker LLC 3340 Ocean Park Boulevard, Suite 3000 Santa Monica, CA 90405 Fax: 310-581-3443 Attention: Business Affairs

With a copy to:	Guthy-Renker LLC 3340 Ocean Park Boulevard, Suite 3000 Santa Monica, CA 90405 Fax: 310-581-3443 Attention: General Counsel

If to CyberDefender:	CyberDefender Corporation 617 West 7th Street, Suite 1000 Los Angeles, CA 90017 Fax: 213-689-8639 Attn: Gary Guseinov

With a copy to:	Richardson & Patel, LLP 10900 Wilshire Blvd. Suite 500 Los Angeles, CA 90024 Fax: 310-208-1154 Attn: Kevin Friedmann, Esq.

18.           Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to its conflict of laws principles.

19.           Dispute Resolution.  Except as otherwise provided in this Agreement, CyberDefender and GRM will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement.  Either Party may initiate negotiations of any dispute by providing written notice to the other Party, setting forth the subject of the dispute.  The recipient of such notice will respond in writing within ten (10) calendar days with a statement of its position on and recommended solution to the dispute.  If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority will meet at a mutually agreeable time and place within thirty (30) calendar days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.  If the dispute is not resolved by these negotiations, the matter will be submitted for mediation administered by the American Arbitration Association (“AAA”) unless otherwise agreed to by the Parties in writing.  The Parties shall share any fees or expenses of the mediator.  If the matter is not resolved through mediation, then the Parties shall be free to avail themselves of any and all legal remedies; provided that any legal action brought under this Agreement shall be brought in the state or Federal courts located in the City of Los Angeles, California.  The prevailing Party in any such action shall be entitled to reimbursement of reasonable attorneys’ fees and costs.

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20.           Titles. Titles of the Sections hereof are for reference only, and are not a part of nor to be used in construction of the terms and conditions this Agreement.

21.           Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.           Independent; No Joint Venture.  GRM and CyberDefender agree that the relationship between them is that of independent contractors, and not as joint venturers or partners.  This Agreement is not intended to create any joint venture or partnership arrangement between the Parties.  Each Party shall be responsible for the timely payment of all taxes and all withholdings, deductions and payments required by law with respect to its own operations and income and shall indemnify and hold the other Party harmless with respect to any loss with respect to such taxes, withholdings, deductions and payments.

23.           Survival. The representations, warranties, and indemnifications given by the Parties hereunder shall survive the expiration or termination of this Agreement.

24.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic delivery in PDF format shall be as effective as delivery of a manually executed counterpart of this Agreement and shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

25.           Further Assurances.  Each Party shall execute and deliver, or cause to be executed and delivered, such additional or supplemental certificates, instruments and documents, and take such other action as reasonably may be required to more effectively carry out the intention of the Parties and facilitate the performance of this Agreement.

26.           Public Announcement.  Neither Party shall issue any press release or public announcement relating to the subject matter or terms of this Agreement or disclose that the Parties have entered into a business relationship, without the prior written consent of the other Party; provided, however, CyberDefender shall duly file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing this Agreement and attaching it as an exhibit thereto.  The Parties hereto shall use commercially reasonable efforts to develop a joint communications plan with respect to the subject matter of this Agreement and each Party shall use its commercially reasonable efforts to ensure that all press releases and other public statements with respect to the subject matter of this Agreement shall be consistent with such joint communications plan.

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27.           Approvals.  To the extent a Party makes any written request of the other Party to approve or consent to any actions under this Agreement which require approval hereunder, the Party receiving such request agrees to respond in writing to such request within five (5) business days.  Failure of a Party to timely respond shall be deemed an approval of such request.

28.           Waiver. No failure to exercise and no delay in exercising on the part of either of the Parties, any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of it or the exercise of any other right, power or privilege.

(Signature page(s) follow(s))

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IN WITNESS WHEREOF, the Parties’ respective authorized representatives have signed this Media and Marketing Services Agreement to be effective as of the Effective Date.

GR Match, LLC, a Delaware limited liability company

By:	/s/
Name
Title

CyberDefender Corporation, a Delaware corporation

By:	/s/
Name
Title

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EXHIBIT A

Registered Marks

Mark	Registration No.	Registration Date
CYBERDEFENDER	3217137	March 13, 2007
MAXMYSPEED	3971284	May 31, 2011
MYCLEANPC	3952243	April 26, 2011
DOUBLEMYSPEED	3939546	April 5, 2011

Pending Applications

Mark	Serial No.	Filing Date
MAX MY SPEED.COM	85210292	January 4, 2011
USTECHSUPPORT	85078347	July 6, 2010
CYBERDEFENDER X-RAY	77932889	February 10, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
(Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

On July 27, 2011, CyberDefender Corporation (the “Company”) completed the private sale of $1.5 million in aggregate principal amount of 9% Subordinated Convertible Promissory Notes (the “Notes”) to 21 accredited investors, including two independent directors of the Company, pursuant to Securities Purchase Agreements.  The Notes are convertible, at the election of the holders, into shares of the Company’s common stock at a conversion price of $0.72 per share.  The Notes are due and payable on August 27, 2012, and are subordinate to certain senior debt owed by the Company to GR Match, LLC (“GRM”), pursuant to the terms and conditions of a Subordination Agreement among each investor, the Company and GRM.

In addition, each investor will receive one incentive share of the Company’s common stock for each dollar invested.  The incentive shares will be issued by the Company from its treasury following the transfer to the Company of two million shares owned by Gary Guseinov, the Company’s chief executive officer, chairman of the board of directors and co-founder.

Neither the Notes nor the common stock that may be issued upon the conversion of the Notes nor the incentive shares have been issued have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

There were no underwriting discounts or commissions paid in connection with the offering.

In connection with the sales of the Notes, the Company entered into a Security Agreement with each investor pursuant to which it granted to the investors subordinated security interests in the Company’s assets to secure the payments of the Notes.

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 above is incorporated by reference in its entirety.

Item 3.02	Recent Sales of Unregistered Securities.

The information included in Item 2.03 above is incorporated by reference in its entirety.

The offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act because the securities were issued only to accredited investors without any general solicitation or general advertising.

Item 1.01	Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

2

On July 25, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.

Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive its rights and remedies under the notes and related documents described above; and (ii) that the Company is not in default under the notes and related documents.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 99.1	Form of 9% Subordinated Convertible Promissory Note
Exhibit 99.2	Form of Securities Purchase Agreement
Exhibit 99.3	Form of Subordination Agreement
Exhibit 99.4	Form of Security Agreement
Exhibit 99.5	Waiver and Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of July 22, 2011, by and among the maker hereof, GR Match, LLC, and ____________________.

Original Issue Date: July 22, 2011

Conversion Price (subject to adjustment herein): $____ USD

$_______________

 9% SUBORDINATED CONVERTIBLE PROMISSORY NOTE
DUE THIRTEEN MONTHS FROM ORIGINAL ISSUE DATE

THIS 9% SUBORDINATED CONVERTIBLE PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and issued 9% Subordinated Convertible Promissory Notes of CyberDefender Corporation, a Delaware corporation, having a principal place of business at 617 West 7th Street, Suite 1000, Los Angeles, CA 90017 (the “Company”), designated as its  9% Subordinated Convertible Promissory Notes due thirteen months from the Original Issue Date (the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the principal sum of $_______________ on the date that is thirteen months from the Original Issue Date set forth above or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

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Section 1.            Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (vi) the Company or any Significant Subsidiary thereof calls a meeting of substantially all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

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“Conversion Date” shall have the meaning set forth in Section 4(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 4(b) hereof.

“Event of Default” shall have the meaning set forth in Section 6 hereof.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or warrants to employees, officers, directors or consultants of the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds.

“Fundamental Transaction” shall have the meaning set forth in Section 5(c)(iii) hereof.

“Late Fee” shall have the meaning set forth in Section 2(c) hereof.

“Original Issue Date” shall mean the date of the first issuance of this Note as provided on the cover page hereof, regardless of the number of transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

 “Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement between the Holder and the Company, pursuant to which this Note is initially purchased, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Secured Parties” means any Federal, state or local governmental or quasi-governmental agencies or divisions and any lender or creditor holding a security interest under the Uniform Commercial Code in assets and other property of the Company.

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“Subordination Agreement” means that certain Subordination Agreement dated as of July 22, 2011, by and among the Company, GR Match, LLC, and ____________________.

“Senior Debt” shall have the meaning set forth in the Subordination Agreement.

Section 2.            Interest.

a)           Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of  9% per annum payable on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (the “Interest Payment Date”) and on each Conversion Date (as to that principal amount then being converted), in (a) the number of Note Shares equal to the aggregate unpaid and accrued interest divided by the Conversion Price, or (b) if this Note is in default, then the payment shall be made in cash.

b)           Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Note Shares within the time period required by Section 4(c).  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes (the “Note Register”).

c)           Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 10.00% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fee”), which will accrue from the date such interest is due hereunder through and including the date of payment and shall be in lieu of interest rate set forth in this Section 2.

d)           Prepayment.  The Company has the right to prepay this Note any time with 14 days notice (the “Prepayment Notice Period”). The right to convert by the Holder remains active during the Prepayment Notice Period.

Section 3.            Registration of Transfers and Exchanges.

a)           Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

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b)           Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)           Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.            Conversion.

a)           Voluntary Conversion. At any time after the Original Issue Date and until payment hereof in full (including interest), this Note shall be convertible into Note Shares at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Notes and interest thereon to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion promptly, but in no event later than 2 Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.  Conversion Notices shall be irrevocable, except as provided in Section 4.21 of the Purchase Agreement.

b)           Conversion Price.  The conversion price on any Conversion Date, which shall be calculated on the Closing Date, shall be equal to 80% of the five-day Volume Weighted Average Price (“VWAP,” as that term is defined in  the Purchase Agreement) preceding the Closing Date or the price as adjusted subject to Section 5 herein (the “Conversion Price”).

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c)	Mechanics of Conversion.

i.           Note Shares Issuable Upon Conversion.  The number of shares of Note Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus all accrued and unpaid interest thereon by (y) the Conversion Price.

ii.          Delivery of Certificate Upon Conversion.  Not later than 7 Business Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Note Shares representing the number of shares of Note Shares being acquired upon the conversion of this Note or a portion of this Note.

iii.         Reservation of Certificates. Certificates for the Note Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.            Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock outstanding as of a given date shall be the sum of the aggregate number of issued and to be converted shares of Common Stock (excluding treasury shares, if any) outstanding.

c)           Notice to Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at the Holder’s last address appearing on the  stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

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iii.         Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person where the Company is not the surviving corporation, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Note Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The Company will utilize its best efforts to ensure that terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Failure to obtain such terms by the Company shall not cause an Event of Default and the Holder shall then be required to convert in accordance with the terms of the Fundamental Transaction.

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iv.           Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 5 in respect of an Exempt Issuance.

Section 6.            Events of Default.

a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal of amount of this Note, or (B) interest (including Late Fees) on, or liquidated damages in respect of, this Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 15 Business Days;

ii.          the Company shall fail to deliver certificates representing Note Shares issuable upon a conversion or redemption hereunder that comply with the provisions hereof prior to the 15th Business Day after such shares are required to be delivered hereunder, or the Company shall provide written notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion or redemption of this Note  in accordance with the terms hereof;

iii.         the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to the Holder upon a conversion hereunder;

iv.         the Company shall materially fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents to which the Holder is a party, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

v.          the Company shall purchase more than a de minimis number of  Common Stock Equivalents (not including a redemption of this Note hereunder); or

vi.         there shall have occurred a Bankruptcy Event.

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b)           Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 10% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  When this Note shall have been paid in full in accordance herewith, the Holder shall promptly surrender this Note to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.            Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered either personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number  213.689.8640, Attn: Chief Financial Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section, with any fax delivery followed up by overnight delivery service.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, then at the principal place of business of the Holder, if any.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if personally delivered, upon actual receipt by the party to whom such notice is required to be given.

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b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)           Security Interest.  This Note is a subordinated general obligation of the Company and, pursuant to the terms and conditions of the Subordination Agreement, is specifically subordinate in all ways to any Senior Debt now or hereafter created, issued made or outstanding, to or held by any Secured Parties.  The Holder specifically agrees to provide such additional documentation as any of such Secured Parties shall reasonably believe may be necessary to protect, defend or perfect such secured status.

d)           Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note (as adjusted for any conversions) so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

e)           Governing Law.  Any and all actions brought by the Company or Holder under this Note shall be brought in the state or federal courts located in the City of Los Angeles, California  If either party shall commence an action to enforce any provisions of the Transaction Documents, then the prevailing party in such action after obtaining a final, non-appealable judgment shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

f)            Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

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g)           Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)          Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)           Amendment.  This Note may be modified or amended or provisions hereof waived with the written consent of the Company and the Holder(s) of at least 51% of the then outstanding principal amount of all of the Notes.

IN WITNESS WHEREOF, the Company has caused this 9% Subordinated Convertible Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

CYBERDEFENDER CORPORATION

By:
Kevin Harris
Chief Financial Officer and Secretary

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 9% Subordinated Convertible Promissory Note of CyberDefender Corporation, a Delaware corporation (the “Company”), due thirteen months from the Original Issue Date thereof, into ________ Note Shares, no par value  per share (the “Note Shares”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:   _______________________

Principal Amount of Note(s) to be converted:  $  ___________

Note Shares issuable:___________

Interest Payment shares issuable:_______

Total shares issuable:________________

Signature:   ___________________________

Name:

Address:

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated and effective as of July 22, 2011 by and between CyberDefender Corporation, a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the board of directors of the Company has authorized the sale and issuance to the Purchaser and other purchasers who are “accredited investors”  within the meaning of Rule 501 under the Securities Act (collectively, the “Other Purchasers”, and together with the Purchaser, the “Purchasers”) of up to $2,000,000 in aggregate principal amount of the Company’s  9% Subordinated Convertible Promissory Notes, subject to the terms and conditions of this Agreement, including an over-allotment option of $400,000 of additional principal amount (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close and, upon the Company becoming listed or quoted on a Trading Market, except any day that the Common Stock is not traded on the Trading Market.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the Company and the Purchaser, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Escrow Agreement” means that certain agreement by and among the Company, Purchaser and Richardson & Patel, LLP (“R&P”), attorneys for the Company, into which the Subscription Amount will be paid.

“Escrow Account” means the escrow account described in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Incentive Shares” means the shares of Common Stock issuable pursuant to Section 2.2(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Notes” means the 9% Subordinated Convertible Promissory Notes in the form of Exhibit A attached hereto due, subject to the terms therein, thirteen months from the Closing Date, issued by the Company to the Purchasers pursuant to this Agreement.

“Note Shares” means the shares of Common Stock issuable upon conversion of the Notes, including any shares of Common Stock issued in payment of interest thereunder.

“Offering” has the meaning set forth in the recitals hereof, and includes an over-allotment option of $400,000 in additional principal amount, which option may be exercised in the sole discretion of the placement agent.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Note Shares and Incentive Shares, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Business Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Security Agreement” means the Security Agreement between the Purchaser and the Company executed on or about even date.

“Securities” means the Notes, the Note Shares, and the Incentive Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Subordination Agreement” means that certain Subordination Agreement by and among the Purchaser, GR Match, LLC (“GRM”), and the Company executed on or about even date.

“Subscription Amount” means the aggregate amount to be paid for the Note purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this form of Agreement, the Notes, and any other documents or agreements executed by the Purchasers in connection with the transactions contemplated hereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, with a mailing address of 17 Battery Place, New York, NY 10004 and a facsimile number of (212) 616-7616, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein and substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, a Note in principal amount of the Subscription Amount.  The Purchaser shall deliver to the Company immediately available funds via wire transfer in accordance with the provisions of the Escrow Agreement, and the Company shall deliver to the Purchaser the Purchaser’s Note and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. The Closing shall occur upon satisfaction of the conditions set forth in Sections 2.2 and 2.3.

2.2          Deliveries.

(a)         On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a Note in the principal amount equal to the Purchaser’s Subscription Amount, registered in the name of the Purchaser;

(iii)	a Security Agreement duly executed by the Company;

(iv)	an Escrow Agreement duly executed by the Company and R&P; and

(v)	a Subordination Agreement duly executed by the Company and GRM.

(b)         On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)          the Purchaser’s deposit of the Subscription Amount in the Escrow Account;

(iii)         a Security Agreement duly executed by the Purchaser;

(iv)         a Subordination Agreement duly executed by the Purchaser; and

(v)          an Escrow Agreement duly executed by the Purchaser; and

(vi)         an Investor Questionnaire duly executed by the Purchaser.

(c)
Within thirty (30) days of the Closing Date, the Company shall deliver to Purchaser, for each one dollar of direct new cash proceeds to the Company resulting from Purchaser’s purchase of a Note, one share of Common Stock (“Incentive Shares”); provided, however, that: (i) only whole Incentive Shares of common stock shall be issued (with the number of Incentive Shares to be issued to be adjusted by rounding up or down to the nearest whole number of Incentive Shares and a half Incentive Share shall be rounded up); and (ii) the Incentive Shares issued shall be subject to applicable restrictions under the federal securities laws.

2.3          Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.  Except as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to each Purchaser.

(a)      Subsidiaries.  The Company has no subsidiaries, therefore all references in the Transaction Documents to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)      Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)      Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)      No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s  certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)      Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f)      Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Note Shares and the Incentive Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Note Shares and Incentive Shares at least equal to the Required Minimum on the date hereof.

(g)      Capitalization.  The capitalization of the Company is as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2010 (“Annual Report”).  Except as a result of the purchase and sale of the Securities or otherwise as set forth in such Annual Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company has at least 40 stockholders of Common Stock of record prior to the date hereof.

(h)      SEC Documents.    The Company hereby makes reference to the following documents filed by the Company with the Commission, which are available for review on the Commission’s website, www.sec.gov (collectively, the “SEC Documents”): (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and (b) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Company, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of the Company as of March 31, 2011, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i)      Material Changes.  Since March 31, 2011, except as (x) disclosed as a subsequent event in the Annual Report, (y) disclosed to Purchaser in the Additional Disclosure Statement dated July 25, 2011, and (z) otherwise disclosed to Purchaser : (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)      Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

3.2  Representations and Warranties of Purchaser.    Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)      Organization; Authority.  If the Purchaser is not an individual, the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser if the Purchaser is not an individual.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)      Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business if the Purchaser is an entity.

(c)      Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)      Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)      General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Company Information.  The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically, and to ask questions and receive answers from the Company regarding the business, prospects and financial condition of the Company).  The Purchaser has reviewed (i) copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the Annual Report, and (ii) copies of all other reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and there is no further information about the Company that the Purchaser desires in determining whether to acquire the Securities.  Purchaser represents that it is aware that the Company is entering into that certain waiver and forbearance agreement (the “Waiver and Forbearance Agreement”) with GRM with respect to GRM’s agreement to waive the Company’s existing defaults under the Company’s loan documents and loan modification documents with GRM and forbear from exercising its rights and remedies under such loan documents and loan modification documents.  Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Waiver and Forbearance Agreement.  None of the foregoing, however, limits or modifies the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1      Transfer Restrictions.

(a)      The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)      The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)      If at any time following the issuance of the Note Shares and the Incentive Shares there is not an effective registration statement covering all of the Note Shares and Incentive Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to Purchaser a written notice of such determination and, if within fifteen days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Note Shares and Incentive Shares Purchaser requests to be registered; provided that, the Company shall not be required to register any Note Shares or Incentive Shares pursuant to this Section 4(c) that are eligible for resale without restriction pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement.

(d)     The Company shall cause its counsel to issue a legal opinion to the Transfer Agent after the Effective Date while a registration statement is effective in order to effect the removal of the legend hereunder, provided that such legend removal is in connection with a planned resale of Note Shares or Incentive Shares at or around the time such opinion is requested, and that such opinion may only cover the number of shares planned for sale at such time.  If all or any portion of a Note is converted at a time when the applicable Note Shares and Incentive Shares may be sold under Rule 144(b)(1)(i) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Note Shares and Incentive Shares shall be issued free of all legends.  The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Note Shares and Incentive Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(e)      Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2      Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3      Conversion Procedures.  The form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to convert the Notes.  No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes.  The Company shall honor the conversions of the Notes and shall deliver Note Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.4      Securities Laws Disclosure; Publicity.  The Company shall not consult with Purchasers in issuing any public announcements with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not disclose publicly the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by the federal securities laws in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5      Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6      Reservation and Listing of Securities.

(a)      The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)      If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)      The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, if required, (iii) provide to the Purchasers evidence of such listing, if applicable, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.7      Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

MISCELLANEOUS

4.8      Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

4.9      Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.10    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.11    Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and Purchasers holding at least 51% in principal amount of the then-outstanding Notes.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.12    Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.13    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Purchase may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

4.14    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.15    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.16    Survival.  The representations and, warranties, shall survive the Closing and the delivery, of the Securities, for the applicable statue of limitations.

4.17    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.18    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.19    Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

4.20    Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

4.21    Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.22    Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.23    Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document to which the Purchaser is a party.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Purchaser’s Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

4.24    Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

4.25    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERDEFENDER CORPORATION	Address for Notice:

By:	617 West 7th Street, Suite 1000
Name: Kevin Harris	Los Angeles CA 90017
Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

Richardson & Patel, LLP
152 W. 57th Street, 4th Floor
New York, NY 10019
Attention: Kevin Friedmann

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO
CYBERDEFENDER SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its/his/her respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser: ________________________________________________

Facsimile Number of Purchaser: ________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

Exhibit A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of July 22, 2011, by and among the maker hereof, GR Match, LLC, and ____________________.

Original Issue Date: July 22, 2011

Conversion Price (subject to adjustment herein): $____ USD

$_______________
9% SUBORDINATED CONVERTIBLE PROMISSORY NOTE
DUE THIRTEEN MONTHS FROM ORIGINAL ISSUE DATE

THIS 9% SUBORDINATED CONVERTIBLE PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and issued 9% Subordinated Convertible Promissory Notes of CyberDefender Corporation, a Delaware corporation, having a principal place of business at 617 West 7th Street, Suite 1000, Los Angeles, CA 90017 (the “Company”), designated as its  9% Subordinated Convertible Promissory Notes due thirteen months from the Original Issue Date (the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the principal sum of $_______________ on the date that is thirteen months from the Original Issue Date set forth above or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.           Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (vi) the Company or any Significant Subsidiary thereof calls a meeting of substantially all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

“Conversion Date” shall have the meaning set forth in Section 4(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 4(b) hereof.

“Event of Default” shall have the meaning set forth in Section 6 hereof.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or warrants to employees, officers, directors or consultants of the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds.

“Fundamental Transaction” shall have the meaning set forth in Section 5(c)(iii) hereof.

“Late Fee” shall have the meaning set forth in Section 2(c) hereof.

“Original Issue Date” shall mean the date of the first issuance of this Note as provided on the cover page hereof, regardless of the number of transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement between the Holder and the Company, pursuant to which this Note is initially purchased, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Secured Parties” means any Federal, state or local governmental or quasi-governmental agencies or divisions and any lender or creditor holding a security interest under the Uniform Commercial Code in assets and other property of the Company.

“Subordination Agreement” means that certain Subordination Agreement dated as of July 22, 2011, by and among the Company, GR Match, LLC, and ____________________.

“Senior Debt” shall have the meaning set forth in the Subordination Agreement.

Section 2.             Interest.

a)          Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of  9% per annum payable on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (the “Interest Payment Date”) and on each Conversion Date (as to that principal amount then being converted), in (a) the number of Note Shares equal to the aggregate unpaid and accrued interest divided by the Conversion Price, or (b) if this Note is in default, then the payment shall be made in cash.

b)          Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Note Shares within the time period required by Section 4(c).  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes (the “Note Register”).

c)          Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 10.00% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fee”), which will accrue from the date such interest is due hereunder through and including the date of payment and shall be in lieu of interest rate set forth in this Section 2.

d)          Prepayment.  The Company has the right to prepay this Note any time with 14 days notice (the “Prepayment Notice Period”). The right to convert by the Holder remains active during the Prepayment Notice Period.

Section 3.          Registration of Transfers and Exchanges.

a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

b)          Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)          Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.             Conversion.

a)          Voluntary Conversion. At any time after the Original Issue Date and until payment hereof in full (including interest), this Note shall be convertible into Note Shares at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Notes and interest thereon to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion promptly, but in no event later than 2 Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.  Conversion Notices shall be irrevocable, except as provided in Section 4.21 of the Purchase Agreement.

b)          Conversion Price.  The conversion price on any Conversion Date, which shall be calculated on the Closing Date, shall be equal to 80% of the five-day Volume Weighted Average Price (“VWAP,” as that term is defined in  the Purchase Agreement) preceding the Closing Date or the price as adjusted subject to Section 5 herein (the “Conversion Price”).

c)	Mechanics of Conversion.

i.           Note Shares Issuable Upon Conversion.  The number of shares of Note Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus all accrued and unpaid interest thereon by (y) the Conversion Price.

ii.          Delivery of Certificate Upon Conversion.  Not later than 7 Business Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Note Shares representing the number of shares of Note Shares being acquired upon the conversion of this Note or a portion of this Note.

iii.         Reservation of Certificates. Certificates for the Note Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.             Certain Adjustments.

a)          Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock outstanding as of a given date shall be the sum of the aggregate number of issued and to be converted shares of Common Stock (excluding treasury shares, if any) outstanding.

c)           Notice to Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at the Holder’s last address appearing on the  stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

iii.           Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person where the Company is not the surviving corporation, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Note Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The Company will utilize its best efforts to ensure that terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Failure to obtain such terms by the Company shall not cause an Event of Default and the Holder shall then be required to convert in accordance with the terms of the Fundamental Transaction.

iv.           Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 5 in respect of an Exempt Issuance.

Section 6.             Events of Default.

a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default in the payment of (A) the principal of amount of this Note, or (B) interest (including Late Fees) on, or liquidated damages in respect of, this Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 15 Business Days;

ii.            the Company shall fail to deliver certificates representing Note Shares issuable upon a conversion or redemption hereunder that comply with the provisions hereof prior to the 15th Business Day after such shares are required to be delivered hereunder, or the Company shall provide written notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion or redemption of this Note  in accordance with the terms hereof;

iii.           the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to the Holder upon a conversion hereunder;

iv.           the Company shall materially fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents to which the Holder is a party, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

v.            the Company shall purchase more than a de minimis number of  Common Stock Equivalents (not including a redemption of this Note hereunder); or

vi.           there shall have occurred a Bankruptcy Event.

b)          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 10% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  When this Note shall have been paid in full in accordance herewith, the Holder shall promptly surrender this Note to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.             Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered either personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number  213.689.8640, Attn: Chief Financial Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section, with any fax delivery followed up by overnight delivery service.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, then at the principal place of business of the Holder, if any.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if personally delivered, upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)           Security Interest.  This Note is a subordinated general obligation of the Company and, pursuant to the terms and conditions of the Subordination Agreement, is specifically subordinate in all ways to any Senior Debt now or hereafter created, issued made or outstanding, to or held by any Secured Parties.  The Holder specifically agrees to provide such additional documentation as any of such Secured Parties shall reasonably believe may be necessary to protect, defend or perfect such secured status.

d)           Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note (as adjusted for any conversions) so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

e)           Governing Law.  Any and all actions brought by the Company or Holder under this Note shall be brought in the state or federal courts located in the City of Los Angeles, California  If either party shall commence an action to enforce any provisions of the Transaction Documents, then the prevailing party in such action after obtaining a final, non-appealable judgment shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

f)           Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

g)           Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)          Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)            Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)           Amendment.  This Note may be modified or amended or provisions hereof waived with the written consent of the Company and the Holder(s) of at least 51% of the then outstanding principal amount of all of the Notes.

IN WITNESS WHEREOF, the Company has caused this 9% Subordinated Convertible Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

CYBERDEFENDER CORPORATION

By:
Kevin Harris
Chief Financial Officer and Secretary

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 9% Subordinated Convertible Promissory Note of CyberDefender Corporation, a Delaware corporation (the “Company”), due thirteen months from the Original Issue Date thereof, into ________ Note Shares, no par value  per share (the “Note Shares”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:   _______________________

Principal Amount of Note(s) to be converted:  $  ___________

Note Shares issuable:___________

Interest Payment shares issuable:_______

Total shares issuable:________________

Signature:   ___________________________

Name:

Address:

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of July ___, 2011, is made by and among CYBERDEFENDER CORPORATION, a Delaware corporation (the “Borrower”), GR MATCH LLC, a Delaware limited liability company (the “Senior Lender”) and _______________(the “Subordinated Party”).

WHEREAS, the Borrower and Senior Lender are parties to that certain Loan and Securities Purchase Agreement dated as of March 31, 2010 (the “Loan Agreement”) pursuant to which the Senior Lender has loaned certain funds to the Borrower;

WHEREAS, the Borrower and Senior Lender are parties to that certain Revolving Credit Agreement dated December 7, 2010 and effective December 3, 2010 (the “Revolving Credit Loan Agreement”) pursuant to which the Senior Lender has advanced certain funds to the Borrower;

WHEREAS, the Borrower and Senior Lender entered into that certain Loan Modification Agreement dated February 25, 2011 (the “Loan Modification Agreement”) pursuant to which the Borrower and Senior Lender agreed to modify the indebtedness of Borrower pursuant to the Revolving Credit Loan Agreement;

WHEREAS, the Borrower and Senior Lender entered into that certain Media and Marketing Services Agreement dated July 19, 2011 (the “Media Services Agreement”) pursuant to which the Senior Lender has made and will make certain financial accommodations to the Borrower;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement dated July 22, 2011 (the “Securities Purchase Agreement”) the Subordinated Party has made or will make certain loans to the Borrower on the terms set forth in the Securities Purchase Agreement; and

WHEREAS, the Subordinated Party has agreed to the subordination of such indebtedness of the Borrower to the Subordinated Party to the indebtedness of the Borrower to the Senior Lender, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1     Definitions; Interpretation.

(a) Terms Defined in Senior Lender Loan Documents.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Senior Lender Loan Documents (as defined below).

(b) Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

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“Agreement” has the meaning set forth in the preamble hereto.

“Borrower” has the meaning set forth in the preamble hereto.

“Insolvency Events” has the meaning set forth in Section 3.

“Permitted Junior Securities” means (i) debt securities that are subordinated to all of the Senior Debt to at least as great an extent as the Subordinated Debt is subordinated to the Senior Debt or (ii) equity interests.  Such debt securities and equity interests may be issued only to the Subordinated Party, while the Borrower is in bankruptcy, in a manner consistent with the Bankruptcy Code requirements governing plan confirmation, in an amount not to exceed the amount raised pursuant to the Subordinated Loan Agreement (up to a maximum of $2,400,000) plus accrued interest.

“Permitted Junior Securities Payment(s)” means any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character for or on account of the Permitted Junior Securities.

“Senior Debt” means the obligations of the Borrower to Senior Lender under or in connection with the Senior Lender Loan Documents.

“Senior Lender” has the meaning set forth in the recitals hereto.

“Senior Lender Loan Documents” shall mean the Loan Agreement, the Revolving Credit Loan Agreement, the Loan Modification Agreement, the Media Services Agreement and all promissory notes, security agreements and other loan documents related to the foregoing.

“Subordinated Debt” means, with respect to the Subordinated Party, all indebtedness of Borrower owing to the Subordinated Party in respect of any and all loans made by the Subordinated Party to the Borrower whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by Borrower to the Subordinated Party, under or in connection with the Securities Purchase Agreement and any documents or instruments related thereto.

“Subordinated Debt Payment(s)” means any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character for or on account of the Subordinated Debt (excluding distribution of Permitted Junior Securities).

(c) Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

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SECTION 2    Subordination to Payment of Senior Debt.  All Subordinated Debt Payments and Permitted Junior Securities Payments shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Senior Debt.

SECTION 3     Subordination Upon Any Distribution of Assets of the Borrower.  In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of the Borrower, or otherwise (such events, collectively, the “Insolvency Events”):  (i) all amounts owing on account of the Senior Debt shall first be paid in full in cash or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which a Subordinated Party would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Senior Lender for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lender in respect of such Senior Debt; provided however, notwithstanding an Insolvency Event, the holders of Subordinated Debt may receive Permitted Junior Securities.

SECTION 4     Payments on Subordinated Debt.

(a) Permitted Payments.  So long as no unwaived Event of Default has occurred and is continuing with respect to the Senior Debt, Borrower may make, and the Subordinated Party shall be entitled to accept and receive, any payments on account of the Subordinated Debt in the ordinary course of business in accordance with the terms of the Securities Purchase Agreement provided, however, that in no event shall Borrower make any prepayment of the Subordinated Debt, in any amount, without the prior written consent of Senior Lender.

(b) No Payment Upon Senior Debt Defaults.  Upon the occurrence and during the continuance of any unwaived Event of Default with respect to any Senior Debt and the receipt by the Borrower and the Subordinated Party of written notice from Senior Lender of an Event of Default, the Borrower shall not make, and the Subordinated Party shall not accept or receive, any Subordinated Debt Payment or Permitted Junior Securities Payments.

SECTION 5     Subordination of Remedies.  As long as any portion of the Senior Debt shall remain outstanding and unpaid, following the occurrence and during the continuance of any Event of Default with respect to the Senior Debt and the receipt by the Borrower and the Subordinated Party of written notice from Senior Lender, the Subordinated Party shall not, without the prior written consent of Senior Lender:

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(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of Borrower owing to the Subordinated Party;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of Borrower to any Subordinated Party; or

(d) commence, or cause to be commenced, or join with any creditor other than Senior Lender in commencing, any bankruptcy, insolvency, or receivership proceeding against the Borrower.

SECTION 6     Payment Over to Senior Lender.  In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments or Permitted Junior Securities Payments shall be received in contravention of Section 3, 4, or 5 by the Subordinated Party before all Senior Debt is paid in full in cash or cash equivalents, such Subordinated Debt Payments and Permitted Junior Securities Payments shall be held in trust for the benefit of Senior Lender and shall be paid over or delivered to Senior Lender for application to the payment, in full, in cash or cash equivalents of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, after giving effect to any concurrent payments or distributions to Senior Lender in respect of the Senior Debt.

SECTION 7     Authorization to Senior Lender.  If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to the Borrower or its property that constitutes an Event of Default under the Senior Debt:  (i) Senior Lender hereby is irrevocably authorized and empowered (in the name of the Subordinated Party or otherwise), to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt on the terms and conditions provided herein and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Lender hereunder but in no event shall Senior Lender have any obligation to take any such actions; and (ii) the Subordinated Party shall promptly take such action as Senior Lender reasonably may request to effectuate the provisions of this Agreement (A) to collect the Subordinated Debt for the account of Senior Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Senior Lender such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt consistent with the terms of this Agreement, and (C) to collect and receive any and all Subordinated Debt Payments as provided herein until the Senior Debt is paid in full.

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SECTION 8     Certain Agreements of Subordinated Party.

(a) Acknowledgment of the Risks.  The Subordinated Party acknowledges and agrees that:

1.      either alone or together with its representatives, it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subordinated Debt;

2.      it is able to bear the economic risk of an investment in the Subordinated Debt and, at the present time, is able to afford a complete loss of such investment;

3.      it has so evaluated the merits and risks of such investment, and acknowledges that the Senior Lender has not made any representations or warranties regarding any future actions it may take pursuant to its rights under the Senior Lender Loan Documents;

4.      it has been afforded access and the opportunity to obtain all financial and other information concerning the Borrower that the Subordinated Party desires (including the opportunity to meet with the Borrower’s executive officers, either in person or telephonically); and

5.      it has had the opportunity to review copies of the SEC Documents and the contents thereof, including, without limitation, the risk factors contained in the Annual Report, and there is no further information about the Borrower that the Subordinated Party desires in determining whether to acquire the Subordinated Debt.

(b) No Benefits.  The Subordinated Party understands that there are various agreements between Senior Lender and the Borrower evidencing and governing the Senior Debt, and the Subordinated Party acknowledges and agrees that such agreements are not intended to confer any benefits on the Subordinated Party (other than as expressly set forth therein) and that Senior Lender shall not have any obligation to the Subordinated Party or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(c) No Interference.  The Subordinated Party acknowledges that Borrower has granted to Senior Lender, security interests in all of such Borrower’s assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Senior Lender in accordance with applicable law and the terms of the Senior Lender Loan Documents.

(d) Reliance by Senior Lender.  The Subordinated Party acknowledges and agrees that Senior Lender has relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in consenting to the loans by the Subordinated Party to Borrower entering under the Securities Purchase Agreement or other financial accommodations thereunder.

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(e) Obligations of Borrower Not Affected.  The Subordinated Party hereby agrees that at any time and from time to time, without notice to or the consent of the Subordinated Party, without incurring responsibility to the Subordinated Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Senior Lender hereunder: (i) the time for Borrower’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by Senior Lender; (ii) the agreements of Borrower, under the Loan Documents may from time to time be modified by Borrower and Senior Lender for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of the Borrower and Senior Lender thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part, all in accordance with the terms of the Loan Documents; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by the Borrower and Senior Lender; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Senior Lender may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the Borrower, any other Person, or with respect to any Collateral may be exercised by Senior Lender (or Senior Lender may waive or refrain from exercising such rights).

(f) Rights of Senior Lender Not to Be Impaired.  No right of Senior Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by the Borrower or Senior Lender hereunder or under or in connection with the Senior Lender Loan Documents or by any noncompliance by the Borrower with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof Senior Lender may have or otherwise be charged with.

(g) Financial Condition of the Borrowers.  The Subordinated Party shall not have any right to require Senior Lender to obtain or disclose any information with respect to:  (i) the financial condition or assets or liabilities of the Borrower or the ability of the Borrower to pay the Senior Debt or perform its obligations under the Senior Lender Loan Documents; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Senior Lender or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

SECTION 9     Subrogation.

(a) Subrogation.  The Subordinated Party hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Senior Debt, it shall waive any claims and shall not exercise any right or remedy, direct or indirect, arising by way of subrogation or otherwise under this Agreement, against the Borrower.

(b) Payments Over to the Subordinated Party.  If any payment or distribution to which the Subordinated Party would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, the Subordinated Party shall be entitled to receive from Senior Lender the Subordinated Party’s share of any payments or distributions received by Senior Lender in excess of the amount sufficient to pay in full in cash all amounts payable under or in respect of the Senior Debt.  If any such excess payment is made to Senior Lender, Senior Lender shall promptly remit such excess to the Subordinated Party and until so remitted shall hold such excess payment for the benefit of the Subordinated Party.

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SECTION 10   Continuing Agreement; Reinstatement.

(a) Continuing Agreement.  This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Borrower and the Subordinated Party until payment and performance in full in cash of the Senior Debt.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Borrower.

(b) Reinstatement.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of the Borrower shall be rescinded or must otherwise be restored by Senior Lender, whether as a result of an Insolvency Event or otherwise.

SECTION 11   Obligations of the Borrower Not Affected.  The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Party, on the one hand, and of the Senior Lender, on the other hand, with respect to the obligations of the Borrower to the Senior Lender and the Subordinated Party.  Nothing contained in this Agreement shall (i) impair, as between the Subordinated Party and the Borrower, the obligation of the Borrower to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of the Subordinated Party against the Borrower, on the one hand, and of the other creditors (other than Senior Lender) of the Borrower against the Borrower, on the other hand.

SECTION 12  Further Assurances and Additional Acts.  The Subordinated Party shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Senior Lender reasonably shall deem necessary to effectuate the purposes of this Agreement, and promptly provide Senior Lender with evidence of the foregoing reasonably satisfactory to Senior Lender.

SECTION 13   Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission or electronic mail) and shall be mailed, sent, or delivered to the addresses of the Senior Lender or the Subordinated Party (as set forth on the records of the Borrower) and to the Borrower at its principal office.

SECTION 14   No Waiver; Cumulative Remedies.  No failure on the part of Senior Lender to exercise, and no delay by Senior Lender in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights and remedies of the Senior Lender under this Agreement and the Senior Lender Loan Documents are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Senior Lender provided by law.

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SECTION 15   Survival.  All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement and continue in full force and effect so long as any Senior Debt remains unpaid.

SECTION 16  Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Subordinated Party, Senior Lender and the Borrower and their respective successors and assigns.

SECTION 17   Governing Law; Jurisdiction; Consent to Service of Process.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT SENIOR LENDER AND THE SUBORDINATED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SENIOR LENDER, THE BORROWER AND THE SUBORDINATED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN THOSE COURTS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  SENIOR LENDER, THE BORROWER AND THE SUBORDINATED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  SENIOR LENDER, THE BORROWER AND THE SUBORDINATED PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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SECTION 18   Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19  Specific Performance.  Senior Lender is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when any Subordinated Party shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

SECTION 20   Subordination Legend.  The Subordinated Party and the Borrower shall cause any instrument or note evidencing the Subordinated Debt to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated as of July __, 2011, by and among the maker hereof, and ___________.”

The Subordinated Party and the Borrower shall each further mark its books of account in such manner as shall be effective to give proper notice of the effect of this Agreement.

SECTION 21   Conflicts.  In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 22   Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 23  Expenses.  The Subordinated Party and the Borrower severally (but not jointly) agrees to pay, upon demand, to Senior Lender the amount of any and all reasonable expenses, including without limitation reasonable attorneys’ fees, expenses, and disbursements, which Senior Lender may incur in connection with the exercise or enforcement of any of its rights or interests hereunder with respect to the Subordinated Party or the Borrower.

SECTION 24   Counterparts.  This Agreement may be executed in one or more counterparts, each of shall be deemed an original and all of which taken together shall constitute one and the same agreement.

SECTION 25  Termination of Agreement.  Upon payment and performance in full in cash of the Senior Debt, including the full and final termination of any commitment to extend any financial accommodations under the Media Services Agreement, this Agreement shall terminate and Senior Lender shall promptly execute and deliver to the Subordinated Party such documents and instruments as shall be reasonably necessary to evidence such termination.

SECTION 27  Consent to Subordinated Debt.  Subject to the terms of this Agreement, but notwithstanding anything to the contrary in the other Senior Lender Loan Documents, the Senior Lender (on behalf of itself and its affiliates) consents to the Subordinated Debt and the entry and performance by the Borrower and its affiliates of the Securities Purchase Agreement (and related documents), and no default or Event of Default under the Senior Debt shall be deemed to have occurred as a result thereof. To the extent of any inconsistency between this Agreement and the Securities Purchase Agreement (and any related agreements including amendments and modifications), the terms of this Agreement shall control and the Securities Purchase Agreement and related agreements shall be deemed to have been amended to be consistent with this Agreement.

[Signature page follows]

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[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.

BORROWER:

CYBERDEFENDER CORPORATION
a Delaware corporation

By:
Name:
Title:

SUBORDINATED PARTY

By:
Name:
Title:

SENIOR LENDER

GR MATCH LLC

By:
Name:
Title:

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated and effective as of the  22nd day of July, 2011,  is given by CyberDefender Corporation, a Delaware corporation (“Debtor”), in favor of ____________________ (“Secured Party”).

RECITALS

A.           Secured Party has agreed to make available to Debtor a loan  in the principal amount  of  [INSERT]  Dollars ($[INSERT])  (the “Loan”) pursuant to the terms and conditions of that certain Loan Agreement, dated as of even date herewith, by and between Secured Party and Debtor (the “Loan Agreement”), as evidenced by that certain Subordinated Convertible Promissory  Note in the  amount of [INSERT]  Dollars ($[INSERT]),  dated as of even date herewith, issued by Debtor in favor of Secured Party (the “Note” and, together with the Loan Agreement and this Agreement, collectively, the “Loan Documents”).

B.           As a condition to making the Loan  available to Debtor, Secured Party requires that it be granted, and Debtor has agreed to grant to Secured Party, a subordinated security interest in the property described in Exhibit “A” attached hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”), which subordinated security interest is subject to the terms and conditions of that certain Subordination Agreement between Secured Party and GR Match, LLC, dated on or about even date herewith, (the “Subordination Agreement”).

NOW, THEREFORE, in order to induce Secured Party to make the Facility available to Debtor, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1.           Incorporation of Recitals; Capitalized Terms.  The recitals set forth hereinabove are incorporated herein by this reference.  All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.  Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.           Definitions.

(a)           “Collateral” has the meaning given to that term in the Recital B hereof.

(b)           “Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c)           “Obligation” means the Loan.

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(d)           “UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

(e)           “Senior Security Interests” means the security interests previously granted by the Company to GR Match, LLC (“GRM”) in connection with: (i) the 9% Secured Convertible Promissory Note issued by the Company to GRM payable March 31, 2012; (ii) the Amended and Restated 9% Secured Convertible Promissory Note issued by the Company to GRM and payable March 31, 2012; and (iii) the Media and Marketing Services Agreement between GRM and the Debtor dated and effective as of July 19, 2011.

3.           Security Interest.

(a)           Debtor hereby grants to Secured Party a subordinated security interest (subject to the terms and conditions of the Subordination Agreement ): (a) in all of the Collateral, whether now owned or hereafter acquired, wherever located, whether or not such Collateral is or has been purchased, financed or otherwise acquired by the use of the Loan proceeds, whether such Collateral is related to the business conducted by Debtor under any fictitious business name referred to herein or under any other name, and whether or not the creation of a security interest therein is subject to the UCC or the Uniform Commercial Code as in effect in any other jurisdiction; and (b) in all proceeds and products thereof.

(b)           Debtor hereby authorizes Secured Party to file appropriate UCC or other financing statements, all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party’s interest therein.  Secured Party may, in its discretion, describe the Collateral as “all assets” or “all personal property.”

(c)           The security interest granted to Secured Party hereunder shall secure the Obligation.

4.           Debtor’s Representations, Warranties, Covenants and Agreements.  Debtor hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a)           Debtor is the owner of (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than the Senior Security Interests.

(b)           Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a subordinated  perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

(c)           This Agreement (i) has been duly authorized by all necessary corporate action of Debtor, (ii) has been duly executed by Debtor, and (iii) constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(d)           Debtor’s place of business (or, if Debtor has more than one place of business, its chief executive office) is located at 617 West 7th Street, Suite 1000, Los Angeles, California 90017. Debtor’s true legal name is, and has been for the five (5) year period preceding the date hereof, as set forth in the preamble to this Agreement.  Debtor’s jurisdiction of formation is, and since May 19, 2010 has been, as set forth in the preamble to this Agreement.  Prior to May 19, 2010, Debtor's jurisdiction of formation was the State of California.  Debtor does not do business under any trade name or fictitious business name and has never used any other trade name or fictitious business name.  Debtor will notify Secured Party, in writing, at least thirty (30) days prior to any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption or change in its legal name, trade names or fictitious business name.

5.           Protection of Collateral by Debtor.

(a)           Debtor will not, without the prior written consent of Secured Party, sell, transfer or dispose of any Collateral except for sales of inventory, licenses or sublicenses of intellectual property to customers in the ordinary course of Debtor’s business.  Debtor shall keep the Collateral free from any and all liens other than the Senior Security Interests.   Debtor shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

(b)           Debtor will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in Debtor’s business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral.  Secured Party may examine and inspect the Collateral at any reasonable time, wherever located.  Debtor shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral.

(c)           Debtor, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d)           Debtor shall immediately notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein.

(e)           Debtor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as is commonly maintained by prudent persons engaged in businesses similar to the business engaged in by Debtor.  Each policy of liability insurance shall provide for all losses to be paid on behalf of Secured Party and Debtor as their respective interests may appear; and each policy of property damage insurance shall provide for all losses to be paid directly to Secured Party.  Each such policy shall name Secured Party as an insured party thereunder (without any representation or warranty by or obligation upon Secured Party) as its interest may appear.

(f)           Debtor shall promptly pay when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral.

6.           Further Acts of Debtor.  Debtor shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and Debtor shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party’s interest in the Collateral.

7.           Effect of Additional Security.  If the performance of all or any portion of the Obligation  shall at any time be secured by any other collateral, the exercise by Secured Party, in the event of a default in the performance of any such obligation, of any right or remedy under any agreement or other record granting a lien on or security interest in such collateral shall not be construed as or deemed to be a waiver of, or limitation upon, the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any other such agreement or record.

8.           Default.  Upon the occurrence of a Default or Event of Default under any Loan Document and the continuance thereof beyond any applicable cure periods under the Loan Documents (a “Default”), subject to the terms and conditions of the Subordination Agreement,   Secured Party shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where Secured Party enforces such rights and remedies.

9.           No Implied Waivers.  No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by Debtor or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement.  No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

10.         Entire Agreement.  This Agreement, together with each of the Loan Documents, contains the entire understanding and agreement of Debtor and Secured Party with respect to the subject matter hereof and may not be altered or amended in any way except by a written agreement signed by the parties.  No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall Debtor be released from its obligations hereunder, except by a writing duly executed by Secured Party.

11.         Transfer of Indebtedness.  Upon the transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred.

12.         Term; Binding Effect.  This Agreement shall be and remain in full force and effect until the Obligation has been fully performed and paid.  Upon expiration and payment in full of the Obligation, this Agreement shall automatically terminate and Secured Party shall cause UCC termination statements to be filed with respect to the Collateral.  Each of the provisions hereof shall be binding upon Debtor and its legal representatives, successors and assigns and shall inure to the benefit of Secured Party and its legal representatives, successors and assigns.

13.         Rules of Construction.  Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires.  The use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.”  “Including” shall not be limiting.  Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement.  Each reference to a Loan Document shall mean such Loan Document as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

14.         Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

16.         Governing Law and Jurisdiction.  This Agreement shall be deemed to be executed and delivered in the State of California.  Each of Debtor and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of California, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of California in the state and United States courts in the City of Los Angeles, California; and (iii) consents to venue in Los Angeles County, California, for all actions and proceedings with respect to this Agreement and the Loan Documents, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 16.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the day and year first hereinabove written.

CYBERDEFENDER CORPORATION,
a Delaware corporation

By:
Kevin Harris
Chief Financial Officer and Secretary

EXHIBIT “A”

COLLATERAL DESCRIPTION

All property of Debtor, whether now owned or hereafter acquired, wherever located, including, without limitation, all right, title and interest of Debtor in, to and under the following:

(a)           All Accounts;

(b)           All Chattel Paper;

(c)           All Commercial Tort Claims and other claims or causes of action;

(d)           All Deposit Accounts and cash; provided, however, that Purchaser acknowledges that the Company’s deposit accounts are subject to a pre-existing control agreement and will not require the Company to provide a control agreement to Purchaser over deposit accounts until satisfaction of the Senior Debt or other written consent by the holders of the Senior Debt;

(e)           All Documents;

(f)            All Equipment;

(g)           All General Intangibles;

(h)           All Goods;

(i)            All Instruments;

(j)            All Intellectual Property;

(k)           All Inventory;

(l)            All Investment Property;

(m)           All Letter-of-Credit Rights;

(n)           All contract rights;

(o)           All financial assets;

(p)           All payment intangibles;

(q)           To the extent not otherwise described above:

(i)           all insurance policies, including the proceeds thereof, and water stock;

(ii)           All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals from any real property now or hereafter owned or leased by Debtor and all studies, data and drawings related thereto; and also all contracts and agreements of the Debtor relating to the foregoing plans and specifications or to the foregoing studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from any real property now or hereafter owned or leased by Debtor;

(iii)          All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally registered credits (such as, by way of example and not as limitation, emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any governmental authority or any insurance or utility company relating to any or all of the personal property or real property now or hereafter owned or leased by Debtor or to any improvements thereon or any of the other collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the any real property now or hereafter owned by Debtor or the improvements thereon;

(iv)          All refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any governmental authority or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Debtor with respect to the any personal property or real property now or hereafter owned or leased by Debtor and with respect to any improvements thereon or to any of the other collateral described herein, or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of any real property now or hereafter owned or leased by Debtor or the improvements thereon;

(v)           All supporting obligations with respect to any other collateral; and

(vi)          All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

The term "Intellectual Property" means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company and its subsidiaries, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All terms used herein which are defined in the UCC shall have the same meanings when used herein, unless the context requires otherwise and except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the UCC, whether under Section 9-109 of the UCC, by reason of federal preemption or otherwise, and (ii) to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b).

Effective August 1, 2011, Gary Guseinov resigned from his positions as a director and chief executive officer of Cyberdefender Corporation (the “Company”).

Item 5.02(e).

The following discussion provides only a brief description of the agreements described below.  The discussion is qualified in its entirety by the full texts of the agreements.

In connection with Mr. Guseinov’s resignations, the Company and Mr. Guseinov entered into a Separation and Release Agreement as of August 1, 2011 (the “Separation Agreement”).  The Separation Agreement provides, among other things, that: (i) the Company will pay Mr. Guseinov his annual salary, at the current rate, for a period of five months following his separation from the Company on August 1, 2011; (ii) the Company will pay Mr. Guseinov’s health insurance benefits, as currently in effect, for a period of six months following Mr. Guseinov’s separation from the Company; and (iii) other than his rights under his Indemnification Agreement with the Company dated May 1, 2010, Mr. Guseinov has released all claims he may have against the Company and others.  The Separation Agreement also provides for: (i) certain continuing obligations of Mr. Guseinov regarding the Company’s confidential information; and (ii) that the Amended and Restated Employment Agreement between Mr. Guseinov and the Company dated as of April 26, 2010 is of no further force or effect except as expressly stated in the Separation Agreement.

In connection with the private sale of subordinated convertible promissory notes disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on July 29, 2011, the Company and Mr. Guseinov entered into an agreement dated August 1, 2011 pursuant to which Mr. Guseinov agreed to transfer 2 million shares of the Company’s common stock to the Company’s treasury for no consideration.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 99.1      Separation and Release Agreement.
Exhibit 99.2      Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (“Agreement”) is made and entered into as of August 1,  2011, by and between Gary Guseinov, of Los Angeles, California (“Executive”) and CyberDefender Corporation, 617 West 7th Street, Suite 1000, Los Angeles, California 90017 (the “Company”).  Executive and the Company are referred to together, as appropriate, as the “Parties” and individually as a “Party.”

WHEREAS, Executive was employed by the Company as Chief Executive Officer and Chairman of the Board of Directors;

WHEREAS, Executive and the Company were parties to an Amended and Restated Key Executive Employment Agreement, dated as of April 26, 2010 (the “Employment Agreement”);

WHEREAS, Executive has resigned from his positions with the Company;

WHEREAS, the Company and Executive have reached an agreement regarding Executive’s separation from the Company; and

WHEREAS, the Company and Executive desire to settle fully and finally all differences between them, including, but in no way limited to, any differences arising out of Executive’s employment by Company and his separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Executive agree as follows:

1.           Separation from Employment.  The Parties agree that Executive’s employment by the Company terminated effective August 1, 2011 (the “Separation Date”) and as of the Separation Date Executive resigns all positions with the Company, including as a member of the Company’s Board of Directors.  As of and following the Separation Date, the Parties further acknowledge and agree that neither the Company nor Executive will have any further obligations to the other, except as provided for in this Agreement, the Indemnification Agreement defined below, and that certain Agreement between the Company and Executive dated as of August 1, 2011.  The Parties expressly agree that by virtue of this Agreement the Employment Agreement shall be of no further force and effect except as expressly stated herein.

2.           Additional Consideration to Executive.  Executive acknowledges and agrees that the Company has paid to him all compensation and accrued vacation due and owing to him.  In exchange for Executive’s release of the Company from any past and future obligations, if any, whether monetary or otherwise, allegedly owed by the Company to Executive arising out of or in connection with his employment or his separation from the Company, the Company has provided the following additional consideration to Executive to which he otherwise would not be entitled: the payment of annual salary at the rate he currently receives pursuant to the Employment Agreement for a period of five months following the Separation Date (the “Severance Period”) and payment of health insurance benefits (as currently in effect) for a period of six months following the Separation Date.

3.           Complete Release by Executive.

(a)           Waiver of All Claims.  Other than with respect to his rights under the Indemnification Agreement by and between the Company and Executive dated May 1, 2010 (the “Indemnification Agreement”), Executive agrees that he is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits or compensation from the Company arising out of or in connection with his employment by the Company or his separation from the Company (including under the Employment Agreement), other than as expressly set forth in this Agreement.

(b)           Release.  Other than his rights under the Indemnification Agreement, Executive irrevocably and unconditionally releases all of the claims described in subsection (c) of this Section 3 that Executive may now have against the following persons or entities (the “Releasees”):  the Company; all of its past, present and future  Executives, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, Executive benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs); and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(c)           Claims Released.  The claims released by Executive include all known and unknown claims, promises, debts, causes of action or similar rights of any type or nature Executive has or had which in any way arise from or relate to: (i) Executive’s employment by the Company, service for the Company in any capacity, or his separation from the Company, including but not limited to such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay; (ii) the design or administration of any Executive benefit program or Executive’s entitlement to benefits under any such program; (iii) any claims to attorneys’ fees and/or other legal costs, and (iv) any other claims or demands Executive may on any basis have.  The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

(1)           Anti-Discrimination Statutes, such as the Age Discrimination in Employment Act, which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and §1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

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(2)           Federal Employment Statutes, such as the Executive Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

(3)           Other Laws, including any federal, state or local laws restricting an employer’s right to terminate Executives’ employment or otherwise regulating employment; any federal, state or local laws enforcing express or implied employment contracts or requiring an employer to deal with Executives fairly or in good faith; any federal, state or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims; and any federal, state or local laws which commonly are referred to as “whistleblower” laws.  The laws referred to in this subsection include statutes, regulations, other administrative guidance and common law doctrines.

(d)           Release Extends to Both Known and Unknown Claims.  This release covers both claims that Executive knows about and any claims Executive does not know about.  Executive understands the significance of his release of unknown claims and his waiver of any statutory protection against a release of unknown claims.  Executive expressly waives the protection of any such governmental statutes or regulations.

More particularly, and without limitation, Executive acknowledges that he has read and is familiar with and understands the provisions of Section 1542 of the California Code of Civil Procedure, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EXECUTIVE EXPRESSLY WAIVES ANY RIGHT OR CLAIM OF RIGHT EXECUTIVE MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

(e)           Ownership of Claims.  Executive represents that he has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

4.           Executive’s Promises and Representations.  In addition to the release of claims provided for in Section 3 of this Agreement, Executive agrees to the following:

(a)           No Pursuit of Released Claims.  Executive agrees that he is not entitled to receive, will not claim, and expressly waives any entitlement to rights, benefits or compensation from the Company arising out or related to his employment by the Company or his separation from the Company, other than as expressly set forth in this Agreement.  Executive agrees never to file or prosecute a legal action, administrative complaint or charge, or other complaint or charge asserting any claims that are released pursuant to this Agreement.  Executive represents that he has not filed or caused to be filed any legal action, complaint or charge with respect to any claim released pursuant to this Agreement.  Executive further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.  Executive further acknowledges and agrees that his release of claims against the Company as set forth in Section 3 of this Agreement encompasses any claims he has or may have to challenge the validity of this Agreement based upon California Labor Code § 206.5.

3

(b)           Agreement to Not Seek Future Employment with the Company.   Executive agrees that he shall not seek or apply for any positions with the Company in the future.  Executive further acknowledges and agrees that any failure by the Company to hire or retain Executive in the future shall not give rise to any claim on his part.

(c)           Confirmation of Return of All Company Property.  In connection with the termination of his employment, Executive acknowledges and agrees that he is required to return to the Company any and all property of the Company in his care, custody or control, including, but not limited to, any written, oral and visual information in any tangible form (electronic or otherwise) relating to any Company proprietary information, technical data, trade secrets or know-how, research, plans, products, services, databases, and customer lists.  Executive further acknowledges and agrees that his signature on this Agreement constitutes his written representation under penalty of perjury that, except as provided concurrently with the execution of this Agreement, he no longer has any such property in his care, custody or control after conducting a reasonable and diligent search.  Executive is permitted to retain his cell phone as well as the laptop computer, personal computer and printer located in Executive’s former office at the Company.

(d)           Continuing Obligations Regarding Confidential Information. Executive acknowledges that, while employed by the Company, Executive had access to certain Confidential Information (as defined below) of the Company.  Executive acknowledges and agrees that, after the Separation Date, he is required to hold in strictest confidence, and not to use or to disclose to any person, firm or corporation without written authorization of an executive officer of the Company, any Confidential Information of the Company.  Executive acknowledges that “Confidential Information” means any written, oral and visual information relating to any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, databases, customer lists and customers (including, but not limited to, customers of the Company on whom Executive called or with whom Executive became acquainted during the term of his employment), markets, software, developments, ideas, concepts, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment, customer lists, pricing and fee information, suppliers, business plans or financial information; creations and technical information of the Company, or any of its clients, consultants or licensees; or information acquired by Executive from the Company’s Executives or agents or from the inspection of the Company's property and information disclosed to the Company by third parties. Executive recognizes that the unauthorized taking of any of the Company's trade secrets is a crime under California Penal Code §499c and that such unauthorized taking could also result in civil liability under California's Uniform Trade Secrets Act (Civil Code §§3426 - 3426.11).  The parties further expressly agree that Section 11 of the Employment shall remain in full force and effect following the execution of this Agreement.  The Company acknowledges and agrees that the reputation management business previously contemplated by the Company is not proprietary in nature and should Executive pursue such business following the date hereof, Executive shall not be in breach of this Agreement or be bound by any other duty of confidentiality, loyalty or obligation to the Company.

4

(e)           Non-Solicitation of Company’s Workforce.  Executive agrees that, for a period of twelve (12) months immediately following the Separation Date, he will not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away Employees of the Company, either for Executive or for any other person or entity; provided, however, that this provision shall not apply to responses to general advertisements or solicitations or to current or former employees of the Company who earn or earned less than $50,000 annually.

(f)           Conduct During the Severance Period.  Executive represents that, during the Severance Period, he will: (i) neither conduct nor attempt to conduct any business on behalf of the Company, other than to respond to the Company’s requests for information, if any; (ii) neither act nor attempt to act on behalf of the Company; and (iii) neither enter into nor attempt to enter into any transaction that could result in a legal obligation of or liability to the Company.

5.           Consequences of Executive’s Violation of Promises and Representations.  If Executive breaches or misrepresents any of the promises and representations in this Agreement such as, by way of example and not by way of limitation, by filing or prosecuting a legal action or charge based on claims that Executive has released, or if any representation made by Executive in this Agreement was false when made, Executive will:  (i) immediately return to the Company the additional consideration paid to him pursuant to Section 2 of this Agreement; and (ii) pay reasonable attorneys’ fees and all other costs incurred as a result of such breach or false representation such as, by way of example and not by way of limitation, the Company’s cost of defending any legal action or charge brought with respect to a claim released by him.

6.           Period for Consideration of Agreement.  Executive acknowledges that he was given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Executive further acknowledges that: (i) he took advantage of the period to consider this Agreement before signing it; (ii) he carefully read this Agreement; and (iii) he fully understands this Agreement and is entering into it voluntarily and without coercion or duress.  Executive represents that, in the event he executed this Agreement before twenty-one (21) days have elapsed, Executive has done so voluntarily and that he deliberately elected to waive any remaining period for consideration.

7.           Right to Revocation.  Executive understands that, after executing this Agreement, Executive has the right to revoke it within seven (7) days after his execution.  Executive acknowledges and agrees that this Agreement will become effective and enforceable if the seven day period passes and Executive has not revoked the Agreement in writing.  Executive further acknowledges and agrees that any revocation of this Agreement during the seven day period must be submitted in writing and addressed and delivered to the Company as follows: Ms. Tracy Petersen, Human Resources Manager, CyberDefender Corporation, 617 West 7th Street, Suite 1000, Los Angeles, California 90017.  Executive further acknowledges and agrees that, should this Agreement be revoked, any obligations of the Company in this Agreement (including those set forth in Section 2 of this Agreement) shall be of no force or effect.

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8.           Consulting with Attorney.  Executive acknowledges that the Company strongly encouraged Executive to discuss this Agreement with an attorney of Executive’s own choosing (at Executive’s own expense) before signing this Agreement.  Executive acknowledges that he has had ample opportunity to consult with an attorney.  Executive further acknowledges that he has met with and consulted an attorney in connection with his review and execution of this Agreement.

9.           Full and Final Discharge. This Agreement shall be in lieu of and in full and final discharge of any and all obligations to Executive for compensation, severance payments, or any other expectations of payment, remuneration, continued coverage of any nature or benefit on the part of Executive arising out of or in connection with Executive’s employment by the Company or Executive’s separation from the Company, or under any agreement, arrangement, commitment, plan, program, practice or policy of Company, or otherwise, other than Executive’s rights pursuant to the Indemnification Agreement.

10.           Non-Disparagement.  The Company and Executive agree not to disclose, publish, or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether by himself or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the other or the Releasees in any manner whatsoever.  The Company and Executive acknowledge and agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief may be  appropriate to enforce the terms of this Agreement, in addition to whatever other remedies to which the Company or the Executive would be entitled in the event of breach.

11.           Attorneys’ Fees.  In any claim or action between the Parties arising out of or in connection with this Agreement, the prevailing Party shall be entitled to recover from the other Party, in addition to damages, injunctive or other relief, if any, all costs and expenses (whether or not allowable as “cost” items by law) reasonably incurred at, before and after trial or on appeal, or in any bankruptcy proceeding, including without limitation, attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses.

12.           Conflict of Law. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under law.  Should there be any conflict between any provision of this Agreement and any present or future law, such law will prevail, but the provisions of this Agreement affected thereby will be curtailed and limited only to the extent necessary to bring them within the requirements of law, and the remaining provisions of this Agreement will remain in full force and effect and be fully valid and enforceable.

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13.           Miscellaneous.  The Company agrees: (a) to the extent reasonably possible, to forward to the Executive personal mail and voice communications received by the Company; (b) to reimburse Executive within 15 days of the Separation Date for unpaid expenses; (c) within 30 days of the Separation Date, to remove Executive as a guarantor under any Company accounts or agreements; and (d) to permit Executive to retain any American Express credit card “points.”

14.           Sale of Company Stock.  The Company shall use commercially reasonable efforts to cooperate with Executive in connection with the sale of Company stock pursuant to Rule 144 under the Securities Act of 1933, as amended.  The Company shall provide legal opinions, without cost to Executive, in connection herewith.

15.           Directors and Officers Liability Insurance Coverage.  The Company shall maintain directors and officers liability insurance covering past, present and future directors and officers of the Company for three years following the date of this Agreement.

16.           Severability.  The provisions of this Agreement are severable.  If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

17.           Governing Law and Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws provisions. This Agreement is binding upon the successors and assigns of, and sets forth the entire agreement between, the Parties and, except as set forth in Sections 1 and 4(e) of this Agreement, fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement and may not be amended except by written agreement to that effect signed by the Parties.

18.           Exclusive Venue. The Parties agree that the exclusive venue for any and all controversies or claims arising out of or in connection with this Agreement, or any alleged breach of this Agreement, shall be in the County of Los Angeles in either:  (i) the Superior Court of California, County of Los Angeles; or (ii) the United States District Court for the Central District of California located in the County of Los Angeles, California.  The Parties expressly consent and submit to the jurisdiction of either such court, and agree to accept service of process inside or outside the State of California in any matter that is to be submitted to either such court pursuant to this provision.

19.           Execution and Counterparts.  This Agreement may be executed by means of facsimile in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

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PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

GARY GUSEINOV	CYBERDEFENDER CORPORATION

By:
Kevin Harris, Chief Financial Officer

AGREEMENT

This Agreement is dated as of August 1, 2011 (the “Agreement”) by and between CyberDefender Corporation, a Delaware corporation (“Company”) and Gary Guseinov (“Guseinov”).  For good and valuable consideration, the Company and Guseinov agree as follows:

1.           Transfer of Shares.  Guseinov agrees to transfer 2 million shares of the Company’s common stock owned by Guseinov to the Company’s treasury within fifteen days of the date of this Agreement without any consideration of any sort.

2.           Necessary Acts.  Each party to this Agreement hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Agreement and the transactions contemplated hereby.

3.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, exclusive of conflicts of laws provisions.

4.           Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts by the parties hereto all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CYBERDEFENDER CORPORATION

By:
Kevin Harris
Chief Financial Officer

Gary Guseinov

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(c).

On August 16, 2011, the Board of Directors of CyberDefender Corporation (the “Company”) appointed Kevin Harris, the Company’s chief financial officer and secretary, interim chief executive officer, effective August 15, 2011, to serve until such time as a permanent chief executive officer shall be appointed.

Mr. Harris, age 42, joined the Company as a financial consultant in October 2008 and became chief financial officer and secretary in January 2009 and a director in March 2009.

There are no arrangements or understandings pursuant to which Mr. Harris was selected as an officer.

There are no family relationships between Mr. Harris and any director or executive officer of the Company.

Mr. Harris is a Certified Public Accountant in the State of California with over fifteen years of financial, accounting and management experience.  From April 2004 to December 31, 2008, Mr. Harris served as the Chief Operating Officer of Statmon Technologies Corp., a publicly traded company, where he was also a financial advisor from 2002-2004.  Additional information concerning Mr. Harris’ employment history and experience is available on the Company’s corporate web site at www.cyberdefendercorp.com.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Harris had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 22, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

Mark One
☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2011; or

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from ________________ to ________ ___________.

Commission File No. 333-138430

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	65-1205833
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

617 West 7th Street, 10th Floor, Los Angeles, California 90017
(Address of principal executive offices)

(213) 689-8631
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒ Yes ☐No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☐ Yes ☐ No (The registrant is not yet subject to this requirement.)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
☐ Yes ☒ No

As of August 12, 2011, 26,170,370 shares of the registrant’s common stock, $0.001 par value, were outstanding.

CYBERDEFENDER CORPORATION
FORM 10-Q
June 30, 2011

Part I. FINANCIAL INFORMATION
Item 1. Financial Statements (Unaudited)

CYBERDEFENDER CORPORATION
CONDENSED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash	$1,780,231	$2,649,061
Restricted cash	2,250,000	3,079,394
Accounts receivable	1,046,354	2,385,920
Deferred financing costs, current	147,376	103,484
Prepaid expenses	252,966	195,258
Deferred charges, current	470,652	1,147,764

Total current assets	5,947,579	9,560,881

Property and equipment, net	1,620,952	1,742,675
Deferred financing costs, net of current portion	-	6,377
Deferred charges, net of current portion	72,976	402,772
Other assets	252,196	269,314

Total assets	$7,893,703	$11,982,019

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,964,537	$6,275,896
Accounts payable and accrued expenses – related party	3,434,645	1,447,257
Accrued expenses	1,922,522	1,788,435
Deferred revenue, current	13,932,184	11,342,211
Convertible notes payable – related party, net of discount	9,595,581	-
Capital lease obligations, current	131,722	137,435

Total current liabilities	34,981,191	20,991,234

Deferred rent	798,388	466,920
Deferred revenue, less current portion	4,746,841	4,116,442
Convertible notes payable – related party, net of discount	-	9,825,056
Capital lease obligations, less current portion	111,224	168,572

Total liabilities	40,637,644	35,568,224

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	-	-
Common stock, no par value; 100,000,000 shares authorized 28,170,370 and 27,327,702 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	28,170	27,328
Additional paid-in capital	64,317,804	60,926,037
Accumulated deficit	(97,089,915)	(84,539,570)

Total stockholders’ deficit	(32,743,941)	(23,586,205)

Total liabilities and stockholders’ deficit	$7,893,703	$11,982,019

See accompanying notes to condensed financial statements

1

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net revenue:
Services	$8,526,646	$5,184,857	$18,537,424	$9,664,261
Software and other	4,193,951	4,527,729	9,559,066	9,525,655
Total net revenue	12,720,597	9,712,586	28,096,490	19,189,916
Cost of revenue:
Services	5,826,779	3,800,144	12,653,239	6,731,983
Software and other	272,080	213,657	575,139	436,868
Total cost of revenue	6,098,859	4,013,801	13,228,378	7,168,851

Gross profit	6,621,738	5,698,785	14,868,112	12,021,065

Operating expenses:
Media and marketing services	5,639,908	5,421,145	11,929,673	10,083,979
Media and marketing services – related party	330,900	6,555,963	686,232	12,123,060
Product development	828,492	963,392	1,762,762	1,715,519
Selling, general and administrative	5,428,207	3,722,577	10,964,283	7,149,533
Depreciation and amortization	113,503	54,903	205,356	75,145
Total operating expenses	12,341,010	16,717,980	25,548,306	31,147,236

Loss from operations	(5,719,272)	(11,019,195)	(10,680,194)	(19,126,171)

Interest expense – related party	(886,478)	(276,898)	(1,754,101)	(276,698)
Interest expense, net	(8,316)	(713,850)	(13,333)	(933,219)
Loss on securities modifications	-	-	(102,717)	-

Net loss	$(6,614,066)	$(12,009,943)	$(12,550,345)	$(20,336,088)

Basic and fully diluted net loss per share	$(0.23)	$(0.45)	$(0.45)	$(0.78)

Weighted average shares outstanding:
Basic and fully diluted	28,149,446	26,427,048	27,876,411	26,094,502

See accompanying notes to condensed financial statements

2

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended
	June 30, 2011	June 30, 2010
OPERATING ACTIVITIES:
Net loss	$(12,550,345)	$(20,336,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	621,000
Amortization of debt discount – related party	1,384,883	151,071
Provision for doubtful accounts receivables	-	165,330
Depreciation and amortization	205,356	75,145
Compensation expense from vested stock options	450,726	390,314
Amortization of deferred financing costs	35,098	245,835
Warrants issued for media and marketing services – related party	-	11,958,816
Shares and warrants issued for services	354,147	549,543
Loss on securities modifications	102,717	-
Loss on disposal of fixed assets	12,241	-
Changes in operating assets and liabilities:
Restricted cash	829,394	(493,187)
Accounts receivable	1,339,566	(822,571)
Prepaid expenses	(57,708)	86,406
Deferred charges	1,006,908	715,684
Other assets	17,118	(42,423)
Accounts payable and accrued expenses	356,477	2,180,182
Accounts payable and accrued expenses – related party	1,987,388	80,254
Deferred revenue	3,220,372	1,302,288
Cash Flows Used In Operating Activities:	(1,305,662)	(3,172,401)

INVESTING ACTIVITIES:
Purchase of property and equipment	(91,452)	(424,631)
Cash Flows Used In Investing Activities	(91,452)	(424,631)

FINANCING ACTIVITIES:
Proceeds from convertible notes payable and notes payable, net of costs	-	4,948,982
Principal payments on capital lease obligations	(67,483)	(50,882)
Proceeds from exercise of stock options	6,929	53,765
Proceeds from exercise of stock warrants, net of placement fees	588,838	184,175
Cash Flows Provided by Financing Activities	528,284	5,136,040

NET INCREASE/(DECREASE) IN CASH	(868,830)	1,539,008

CASH, beginning of period	2,649,061	3,357,510

CASH, end of period	$1,780,231	$4,896,518

See accompanying notes to condensed financial statements

3

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended
	June 30, 2011	June 30, 2010
Supplemental disclosures of cash flow information:
Income taxes paid	$800	$800
Cash paid for interest	$13,395	$121,501

Supplemental schedule of non-cash investing and financing activities:
Discount on note payable	$1,889,252	$908,571
Property and equipment acquired through capital lease obligations	$4,422	$260,292
Conversion of notes payable and accrued interest to common stock	$-	$2,313,139
Conversion of interest and fees to debt	$274,894	$-

See accompanying notes to condensed financial statements

4

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - INTERIM FINANCIAL STATEMENTS

These unaudited interim financial statements have been prepared by CyberDefender Corporation (the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) that are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted pursuant to such rules and regulations.  These unaudited interim financial statements should be read in conjunction with the audited financial statements and footnotes for the Company for its year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K.  The results for the six-month interim period ended June 30, 2011 are not necessarily indicative of the results to be expected for the full year ending December 31, 2011.

NOTE 2 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
The Company, based in Los Angeles, California, develops and markets remote LiveTech support services, antimalware software, identity protection services, online backup services and computer optimization software to the consumer and small business market. The Company markets its products directly to consumers through multiple channels including television, radio, the Internet and print. The Company’s goal is to be a leading provider of advanced solutions to protect consumers and small businesses against threats such as Internet viruses, spyware and identity theft, and to provide remote technical resolution services.

Our software products include CyberDefender Early Detection Center, a comprehensive antispyware and antivirus security suite, and CyberDefender Registry Cleaner, a computer optimization suite.  Both products are compatible with Windows XP, Vista and 7.

CyberDefender also provides LiveTech services 24 hours a day and 365 days a year. Our technicians are available to address computer problems that cannot be resolved with simple do-it-yourself software.  Our technicians connect to customers’ computers using a popular remote access software and provide our customers with quick and reliable computer repair.  Repair and optimization services include (but are not limited to) malware removal, speed optimization, software updates, file backup, privacy optimization and hardware troubleshooting.

Liquidity and Going Concern
The Company has experienced operating losses for the last five fiscal years.  Management has implemented plans to continue to build its revenue base, expand sales and marketing and improve operations, however, through June 30, 2011, the Company continued to operate at negative cash flow.  For the six months ended June 30, 2011 and the year ended December 31, 2010, the Company has incurred a net loss of $12.6 million and $39.6 million, respectively.  As of June 30, 2011 and December 31, 2010, the Company had an accumulated deficit in retained earnings of $97.1 million and $84.5 million, respectively.  To date, the Company's operations have been primarily financed through debt and equity proceeds from private placement offerings.  As part of the Company’s strategic repositioning, the Company’s board of directors is engaged in a search for a new chief executive officer.  The board of directors has appointed Kevin Harris, the Company’s chief financial officer and secretary, as interim chief executive officer until a permanent chief executive officer is appointed.  The appointment of Mr. Harris followed the resignations, on August 1, 2011, of Gary Guseinov from his positions as chief executive officer and chairman of the board of directors. . The Company believes that its repositioning strategy will allow the Company to rely on its strong direct to consumer marketing expertise to strengthen its position as a leading provider of remote technical support services.  However, the implementation of the new strategy will depend upon the Company’s ability to secure additional financing.

Subsequent to the close of the second quarter, the Company closed a $1.5 million private offering of subordinated convertible promissory notes to accredited investors as described in Note 9 below. The Company believes, but cannot ensure, that the $1.5 million will be sufficient to permit the Company to continue to operate until it can secure the additional financing during the next 60 days that it requires to continue to operate as a going concern.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, if the efforts noted above are not successful, it would raise substantial doubt about the Company’s ability to continue as a going concern. We are presently engaged in active discussions for additional investments by existing and prospective investors but we have no funding commitments in place at this time and we can give no assurance that such capital will be available on favorable terms, or at all.  If we cannot obtain financing, then we may be forced to further curtail our operations, or possibly be forced to evaluate a sale or consider other strategic alternatives such as bankruptcy.  Even if we are successful in raising additional funds, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Since the filing of the Company’s Form 10-Q for the first quarter of fiscal year 2011, the Company’s cash position has deteriorated materially, and the Company has not been able to pay some of its unsecured creditors in a timely manner.  The Company is attempting to negotiate agreements with several unsecured creditors pursuant to which the unsecured creditors would agree, for the next two to three months, to accept reduced, partial payments of amounts owed and to forbear temporarily from asserting their legal rights and remedies against the Company while the Company attempts to secure the additional required financing.  There can be no assurance that the Company will be able to secure the agreements.  Even if the agreements are secured, if the Company is unable to secure the additional financing, there can be no assurance that the unsecured creditors would continue to forbear from asserting their legal rights and remedies against the Company for amounts the Company owes.

On July 25, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.  Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive, for a period of 60 days, its rights and remedies against the Company as a result of the defaults; and (b) that the Company is not in default under the notes and related agreements.  There can be no assurance that GRM will agree to extend the waiver period beyond 60 days.  If the waiver period is not extended, or if the Company defaults in its obligations under the Agreement, GRM will be able to pursue all of its rights and remedies against the Company resulting from the defaults.

In addition, one unsecured creditor is attempting to secure a judgment against the Company in the approximate amount of $270,000.  It is possible that, if the judgment is entered, the unsecured creditor will attempt to enforce the judgment against the Company’s assets.  The entry of the judgment would constitute an event of default under the Company’s loan agreements with GRM and under the Agreement, and GRM would be permitted to terminate the Agreement and pursue all of its legal rights and remedies against the Company.

5

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive its rights and remedies under the notes and related documents described above; and (ii) that the Company is not in default under the notes and related documents.

The Company is pursuing all strategic and financing opportunities in order to seek to properly capitalize its operations and execute its strategic plan.

Furthermore, the Company needs to obtain additional financing to repay the obligations to GRM.  If the Company was unable to obtain additional funding, we would attempt to renegotiate the terms of the GRM debt, however, there can be no assurance that this would occur. Failure to obtain additional funding or an amendment to the GRM debt may require us to significantly curtail our operations which could have a material adverse impact on our results of operations and financial position. The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Reclassification
To conform to the current year's presentation, as a result of management's continuing analysis of its financial reporting, the Company consolidated its 2010 investor relations and other related consulting expense and income tax expense with selling, general and administrative expense on the statement of operations. The Company also broke out related party expenses for media and marketing service and interest expense. These reclassifications had no effect on the previously reported net loss for 2010. Additionally, the Company reclassified certain expenses from selling, general and administrative to media and marketing services and product development for the three months ended March 31, 2011. These reclassifications had no effect on the previously reported net loss for the three months ended March 31, 2011.

Use of Estimates
The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, collectibility of accounts receivable, recoverability of prepaid expenses, deferred charges and property and equipment, value of shares and options/warrants granted, valuation of deferred tax assets and recognition of revenue. Actual results could differ from those estimates and assumptions.

Accounts Receivable
During 2010, the Company began offering a payment plan to its customers for the purchase of multi-year technical support service plans. The payment plan allows customers to pay in three installments over sixty days. The Company does not believe an allowance for doubtful accounts is necessary due to the short duration of payment terms on amounts recorded as revenue.

Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to ten years, using the straight-line method. Amortization of leasehold improvements is provided over the shorter of the estimated useful lives of the improvements or the term of the lease.

Equipment under Capital Lease
The Company leases certain of its furniture and other equipment under agreements accounted for as capital leases. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over their estimated useful lives.

6

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued)

Internal Use Software
Certain costs related to computer software developed or obtained for internal use are capitalized. The Company capitalizes only those direct costs incurred during the application development and implementation stages for developing, purchasing or otherwise acquiring software solely to meet the Company’s internal needs. Capitalized costs will be amortized on a straight-line basis over the estimated useful lives of the underlying software, which generally are three years. The Company capitalized $0.6 million of costs which are included in property and equipment on the accompanying balance sheet as of June 30, 2011 and December 31, 2010.

Revenue Recognition
The Company sells off-the-shelf software products and technical support services.

The Company recognizes revenue in accordance with GAAP from the sale of software licenses under the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 985, “Software.”

Specifically, the Company recognizes revenues from its products when all of the following conditions for revenue recognition are met:

i.	persuasive evidence of an arrangement exists,
ii.	the product or service has been delivered,
iii.	the fee is fixed or determinable, and
iv.	collection of the resulting receivable is reasonably assured.

As part of the sales price of some of its software licenses, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (“VSOE”) may not exist for one or more of the elements. Certain of the Company’s software licenses are in substance a subscription and therefore the sale is deferred and recognized ratably over the term of the arrangement. Revenue is recognized immediately for the sale of software products that are utility products and that do not require product updates.

Revenue is recognized immediately for the sale of our one-time technical support service as it is performed when purchased. The Company recognizes a portion of the sale of one of its annual services at the time of purchase when all of the elements necessary for revenue recognition have occurred (i.e,. the initial technical support call has occurred) and the remaining revenue is deferred over the annual term.  Revenue is deferred and recognized on a straight line basis over the term of the service agreements for the technical support services that are provided by third parties.

The Company also uses third parties to sell its software and therefore evaluates the criteria of FASB ASC Topic 605, “Revenue Recognition,” in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss. Accordingly, the Company's revenue is recorded on a gross basis.

The Company still supports MyIdentityDefender Toolbar and CyberDefender FREE 2.0, which were free to subscribers. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software or through the toolbar search. The Company recognizes revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. The Company’s obligations do not include guarantees of a minimum number of impressions.

Deferred Charges
The Company uses a third party to provide technical support services associated with the CyberDefenderULTIMATE product, which is no longer being sold but is still supported.  The costs associated with this service are deferred and amortized against the recognition of the related sales revenue. Included in short-term and long-term deferred revenue as of June 30, 2011 is $613,000 and $109,000, respectively, related to the CyberDefenderULTIMATE product.

7

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued)

Advertising Costs
The Company expenses advertising costs as they are incurred. As described in detail in Note 4 below, the Company issued warrants for media and marketing services.  The non-cash value of those warrants is included in media and marketing services – related party on the accompanying statements of operations.

Reserve for Refunds
The Company’s policy with respect to refunds is to offer refunds within the first 30 days after the date of purchase. The Company may voluntarily issue refunds to customers after 30 days of purchase, however the majority are issued within 30 days of the original sale and are charged against the associated sale or deferred revenues (as applicable). Refunds were $5.1 million and $2.5 million for the six months ended June 30, 2011 and 2010, respectively. As of June 30, 2011 and December 31, 2010, the Company recorded a reserve for refunds of $0.3 million and $0, respectively.

Income Taxes
The Company has adopted the liability method of accounting for income taxes pursuant to FASB ASC Topic 740, “Income Taxes.” Deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FASB ASC Topic 740 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. An entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold.

The Company does not have any unrecognized tax benefits as of June 30, 2011 and December 31, 2010 that, if recognized, would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of June 30, 2011.

Software Development Costs
The Company accounts for software development costs in accordance with FASB ASC Topic 985, “Software.” Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There have been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development expense.

Fair Value Measurements
FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions which are developed by the reporting entity and reflect those assumptions that a market participant would use.

8

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued)

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has no assets or liabilities that are measured at fair value on either a recurring or non-recurring basis.

All of our financial instruments are recorded at fair value. For certain of the Company’s financial instruments, including cash, restricted cash, accounts receivable, accounts payable, other accrued liabilities and notes payable, the carrying amounts approximate fair value due to their short maturities.

Loss Per Share
In accordance with FASB ASC Topic 260, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2011 and 2010, there were 26,582,770 and 19,250,652 shares of potentially dilutive securities outstanding, respectively. As the Company reported a net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

Stock Based Compensation
The Company applies FASB ASC Topic 718, “Compensation – Stock Compensation,” which requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. For non-employee stock based compensation, the Company recognizes an expense in accordance with FASB ASC Topic 505, “Equity,” and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services, whichever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC Topic 505, “Equity.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. An asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified for accounting purposes as an offset to equity on the grantor’s balance sheet once the equity instrument is granted. Accordingly, the Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid expense in its balance sheet.

Recently Issued Accounting Pronouncements
The Company has adopted all accounting pronouncements effective before June 30, 2011 which are applicable to the Company.

In September 2009, the FASB issued an update to its accounting guidance regarding multiple-deliverable revenue arrangements. The guidance addresses how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning on or after June 15, 2010 but may be early adopted as of the beginning of an annual period. The Company adopted this guidance on January 1, 2011 and it did not have a material impact on its financial statements.

In October 2009, the FASB issued an update to its accounting guidance regarding software revenue recognition. The guidance changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product’s essential functionality are excluded from the software revenue guidance in FASB ASC Topic 985, “Software.” In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 but may be early adopted. The Company adopted this guidance on January 1, 2011 and it did not have a material impact on its financial statements.

In January 2010, the FASB issued an update to its accounting guidance regarding fair value measurement and disclosure. The guidance affects the disclosures made about recurring and non-recurring fair value measurements. This guidance is effective for annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010.  The Company adopted this guidance on January 1, 2011 and it did not have a material impact on its financial statements.

9

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 – RESTRICTED CASH

Under a credit card processing agreement with a financial institution, the Company is required to maintain a security reserve deposit as collateral.  The amount of the deposit was based on 10% of the six-month rolling sales volume and was approximately $2.8 million as December 31, 2010. The security reserve deposit was funded by the institution withholding a portion of daily cash receipts from Visa and MasterCard transactions. During February 2011, the Company negotiated the deposit amount down to $2.0 million.  The amount of the deposit was $2.0 million as of June 30, 2011.

On September 30, 2009, the Company entered into a second amendment to its lease as more fully described in Note 7 below. As part of the amendment the Company is required to issue a $250,000 letter of credit as a security deposit. The letter of credit is collateralized by cash held in an account at the Company’s bank. The account is interest bearing and the Company receives the interest that is earned.

NOTE 4 - STOCKHOLDERS’ DEFICIT

Stock warrants
On March 24, 2009, the Company entered into a Media and Marketing Services Agreement with GRM.  Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf.  During the term of the agreement, which is to continue until December 31, 2013, as amended, subject to certain rights of termination, GRM will be the exclusive provider of all media purchasing and direct response production services.  GRM has the option to appoint a representative to the Company’s board of directors throughout the term of the agreement and for so long as GRM owns shares of the Company’s common stock or the right to purchase shares of the Company’s common stock which constitute at least 5% of the Company’s issued and outstanding common stock.

In conjunction with the execution of the Media and Marketing Services Agreement and for creating, financing, producing, testing and evaluating a television commercial to market the Company’s products, the Company issued to GRM a second five-year warrant for the purchase of 1,000,000 shares of the Company’s common stock at a price of $1.25 per. This warrant may be exercised only for cash.  The Company also issued to GRM a five-year warrant (“Media Services Warrant”) for the purchase of 8,000,000 shares of the Company’s common stock at an exercise price of $1.25 per share.  The Media Services Warrant may be exercised only with cash and was subject to vesting as follows: for each $2 of media placement costs advanced by GRM on the Company’s behalf, the right to purchase one share of the Company’s common stock vested.  As of June 30, 2011, all of the warrants had vested. During the three and six months ended June 30, 2010, 2,043,846 and 3,589,984 warrants vested, and $6,469,026 and $11,958,816 was expensed to media and marketing services – related party expense.

During March and April 2011, the Company offered certain holders of warrants to purchase shares of the Company’s common stock a discount on their exercise price if they exercised their warrants for cash.  The holders exercised warrants for the purchase of 615,293 shares of common stock at exercise prices from $0.75 to $0.94.  The original exercise prices ranged from $1.00 to $1.25. The Company received net proceeds of $484,163, net of fees of $25,482. The Company has recorded the incremental difference in the fair value of the original and modified instruments on the date of modification.  The fair value of the modified instruments was determined using a Black-Scholes option-pricing model. The resulting incremental fair value of the warrants originally issued for services of $14,147 was recorded as a charge to selling, general and administrative expense. The resulting incremental fair value of $102,717 associated with all other warrants was recorded as a charge to loss on securities modifications.

10

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

The following represents a summary of the warrants outstanding at June 30, 2011 and 2010 and changes during the six months then ended:

	Six Months Ended
	June 30, 2011			June 30, 2010

		Weighted			Weighted
	Number	Average	Aggregate	Number	Average	Aggregate
	of	Exercise	Intrinsic	Of	Exercise	Intrinsic
	Warrants	Price	Value	Warrants	Prices	Value

Outstanding, beginning of period	18,723,313	$1.22		13,026,657	$1.20

Issued	-			3,589,984	$1.25
Exercised	(711,168)	$1.12		(156,750)	$1.23
Outstanding, end of period	18,012,145	$1.22	$3,936,964	16,459,891	$1.21	$42,977,156

Exercisable, end of period	18,012,145	$1.22	$3,936,964	16,434,891	$1.21	$42,933,406

The following table summarizes information about warrants outstanding at June 30, 2011:

Exercise Price	Number of Warrant Shares	Weighted Average Remaining Contractual Life (Years)
$1.00	2,249,661	0.6
$1.01	700,306	4.7
$1.20	221,750	1.9
$1.25	14,580,438	2.6
$1.80	2,500	3.1
$1.83	125,000	3.1
$2.05	77,490	3.5
$2.18	55,000	1.5

	18,012,145

The weighted average grant date fair value of warrants granted during the three months ended June 30, 2011 and 2010 was $0 and $3.33 per share, respectively. The weighted average remaining life of the vested warrants is 2.5 years.

11

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

Stock options
In January 2005, the Company adopted the CyberDefender Corporation 2005 Stock Option Plan (sometimes called the CyberDefender Corporation 2005 Equity Incentive Plan and referred to herein as the “2005 Plan”), which provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2005 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a  period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted from the 2005 Plan is 931,734 shares, of which awards for the purchase of 577,296 shares have been granted and are outstanding, awards for the purchase of 238,125 shares have been exercised and awards for the purchase of 116,313 shares are available for grant at June 30, 2011.

On October 30, 2006, the Company adopted the Amended and Restated 2006 Equity Incentive Plan (“2006 Plan”) that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2006 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options may have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of stock based awards that may be granted from the 2006 Plan is 2,875,000 shares, of which awards for the purchase of 2,109,956 shares have been granted and are outstanding, awards for the purchase of 333,191 shares have been exercised, awards of stocks totaling 286,944 shares have been awarded and awards for the purchase of 144,909 shares are available for grant at June 30, 2011.

A summary of stock option activity for the 2005 Plan and 2006 Plan is as follows:

	Six Months
	June 30, 2011				June 30, 2010
			Weighted				Weighted
		Weighted	Average			Weighted	Average
	Number	Average	Remaining	Aggregate	Number	Average	Remaining	Aggregate
	Of	Exercise	Contractual	Intrinsic	of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value	Options	Prices	Term	Value

Outstanding, beginning of period	2,735,896	$2.07	7.62		1,856,293	$1.09	7.57

Granted	313,000	$2.01	9.00		869,126	$3.63	9.79

Exercised	(46,500)	$0.15	3.78		(64,658)	$0.83	5.70

Forfeited	(315,144)	$3.53			(62,000)	$2.15

Outstanding, end of period	2,687,252	$1.92	7.24	$835,030	2,598,761	$1.92	7.98	$5,310,447

Exercisable, end of period	1,889,053	$1.48	6.48	$815,791	1,478,440	$1.01	6.93	$4,328,409

Vested, exercisable and expected to vest in the future	2,469,103	$1.82	7.06	$839,650	2,444,778	$1.73	7.87	$5,447,259

The weighted-average grant date fair value of options granted during the six months ended June 30, 2011 and 2010 was $1.04 and $2.52 per option, respectively.

12

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

As of June 30, 2011 and 2010, 798,199 and 1,120,321 of the options granted are not vested with an estimated remaining value of $1,064,680 and $2,052,787, respectively. At June 30, 2011 and 2010, the remaining value of non vested options granted is expected to be recognized over the weighted average vesting period of 2.45 and 2.73 years, respectively.

The Company recorded compensation expense associated with the issuance and vesting of stock options of $222,813 and $450,726 in selling, general and administrative expense for the three and six months ended June 30, 2011, respectively. The Company recorded compensation expense associated with the issuance and vesting of stock options of $298,954 and $390,314 in selling, general and administrative expense for the three and six months ended June 30, 2010, respectively.

During the six months ended June 30, 2011 and 2010, 46,500 and 64,658 employee stock options were exercised for total proceeds to the Company of $6,928 and $53,765, respectively.  The aggregate intrinsic value of the exercised options was $116,307 and $215,278 for the six months ended June 30, 2011 and 2010, respectively.

The Company recognizes the fair value of options issued to employees and consultants as stock-based compensation expense over the vesting period of the awards. The estimated fair value of options is based on the Black-Scholes pricing model.

NOTE 5 - CONVERTIBLE NOTES PAYABLE

On March 31, 2010, the Company issued in a private placement to GRM a 9% Secured Convertible Promissory Note in the aggregate principal amount of $5.3 million (the “GR Note”), due March 31, 2012.  The Company received net proceeds of $5.0 million after payment of an issuance fee of $0.3 million to GRM.  The Company recorded the issuance fee as a discount to the GR Note. The GR Note accrues simple interest at the rate of 9% per annum, payable on the first day of each calendar quarter in cash; provided, however, that GRM may elect to cause the accrued unpaid interest for any applicable quarter to be added to the then outstanding principal amount of the GR Note.   GRM chose to have the interest payments due July 1, 2010, January 1, 2011 and April 1, 2011 added to the aggregate principal amount of the GR Note increasing the principal amount to $5,665,860 as of June 30, 2011.  For the three and six months ended June 30, 2011 the Company recorded $127,482 and $252,158 to interest expense – related party under the GR Note, respectively. For the three and six months ended June 30, 2010 the Company recorded $119,250 to interest expense – related party under the GR Note.

The outstanding principal amount of the GR Note and accrued unpaid interest due thereon may be converted, at GRM’s election, into the Company’s common stock.  The initial conversion price was $3.50 per share (the “Conversion Price”), subject to adjustment only in the event of stock splits, dividends, combinations, reclassifications and the like.  The Company recorded a discount on the GR Note of $908,571 as a result of a beneficial conversion feature. Effective as of February 25, 2011, the Company and GRM entered into a second amendment to the GR Note to provide that the Conversion Price be reduced to $2.20. The Company remeasured the intrinsic value of the conversion feature embedded in the GR Note at the time of the reduction in the Conversion Price and determined that the fair value of the change was $877,824 which was added to the discount.  The discount is being amortized over the term of GR Note. The Company amortized $353,646 and $572,243 to interest expense – related party related to the GR Note for the three and six months ended June 30, 2011. The Company amortized $151,071 to interest expense – related party related to the GR Note for the three and six months ended June 30, 2010.

As part of the transaction, the Company incurred deferred financing costs of approximately $51,000. These costs are being amortized over the term of the GR Note.  The Company recorded amortization of $6,377 and $12,754 to interest expense – related party during the three and six months ended June 30, 2011, respectively. The Company recorded amortization of $6,377 to interest expense during the three and six months ended June 30, 2010.

Effective as of December 3, 2010, the Company and GRM entered into a Revolving Credit Loan Agreement (the “Loan Agreement”) in the principal amount not to exceed $5,000,000 (the “Credit Facility”).  Pursuant to the terms and conditions of the Loan Agreement, the funds were solely for the Company’s payments of amounts owing to GRM pursuant to the Media Services Agreement. Interest on the outstanding principal amount advanced under the Credit Facility was at an annual rate of 10%, and was calculated on a per diem basis and added to the principal amount advanced.  Simultaneously with all repayments of outstanding amounts advanced under the Credit Facility, including repayment of the Credit Facility on the due date, the Company would pay GRM a repayment fee in an amount equal to 10% of the total amount being repaid.

Effective as of February 25, 2011, the Company and GRM entered into a Loan Modification Agreement (the “Loan Modification Agreement”) pursuant to which the Company and GRM agreed to convert the existing indebtedness evidenced by the Credit Facility to indebtedness that is convertible into shares of the Company’s common stock.  Pursuant to the Loan Modification Agreement, the Company and GRM agreed: (i) to amend and restate the Credit Facility on the terms and conditions of an Amended and Restated Nine Percent (9%) Secured Convertible Promissory Note made as of February 25, 2011, and due March 31, 2012 (the “2011 GR Note”); (ii) that the entire outstanding indebtedness under the Credit Facility will be repaid in accordance with the terms and conditions of the 2011 GR Note; and (iii) that the Credit Agreement is replaced and superseded in its entirety by the Loan Modification Agreement.

13

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

The principal amount of the 2011 GR Note is $5,700,734, which included the balance of the Credit Facility plus accrued interest plus the 10% repayment fee.  The Company recorded interest expense of $386,651 for the six months ended June 30, 2011, for the 10% repayment fee on the Credit Facility. Simple interest on the aggregate unconverted and outstanding principal amount of the 2011 GR Note at the rate of 9% per annum is payable by the Company to GRM on the first day of each calendar quarter during the term.  At any time, and until it is paid in full, the 2011 GR Note may be converted by GRM to shares of the Company’s common stock, in whole or in part and from time to time.  The Conversion Price was the lower of $2.20 or a price which is equal to the lowest Volume Weighted Average Price (as that term is defined in the Amended and Restated Note) for any five consecutive Trading Day (as that term is defined in the Amended and Restated Note) period ending on or prior to March 31, 2011.  The Conversion Price was adjusted to $1.86 as of March 31, 2011.  As a result, the Company recorded a discount on the 2011 GR Note due to this beneficial conversion feature of $1.0 million. The Company amortized $252,857 to interest expense – related party related to the 2011 GR Note for the three and six months ended June 30, 2011.

For the three and six months ended June 30, 2011 the Company recorded $129,358 and $255,094 to interest expense – related party under the 2011 GR Note, respectively.

Pursuant to the Security Agreement, the Company granted to GRM a second lien priority security interest in all of the Company’s assets subject only to liens existing on the original issue date in favor of GRM under: (i) the GR Note, dated June 30, 2010, in the original amount of $5,300,000, issued by the Company in favor of GRM; (ii) the Loan and Securities Purchase Agreement, dated as of June 30, 2010, by and between the Company and GRM; and (iii) the Security Agreement, dated as of June 30, 2010, executed by the Company in favor of GRM (collectively, the “Senior Loan Documents”).  The 2011 GR Note provides that the Security Agreement and the liens created under the Security Agreement remain in full force and effect and secure the Company’s obligations under the 2011 GR Note, and that the Company’s indebtedness and obligations to GRM under the 2011 GR Note are subordinated to the Company’s indebtedness to GRM under the Senior Loan Documents.

Upon an Event of Default, the interest rate on the outstanding principal balance and all other amounts due and owing under the 2011 GR Note will increase to 15% per annum and the full principal amount, together with all accrued but unpaid interest, is due and payable in cash.

The Loan Modification Agreement provides that, upon an Event of Default, GRM also has the right, but not the obligation, in GRM’s sole discretion and at the Company’s sole cost and expense, but subject to approval by a majority of the independent directors of the Company’s Board of Directors, which approval will not be withheld unreasonably, to require the Company to retain a consultant or hire a Company executive who would be senior to the Company’s Chief Executive Officer and Chief Financial Officer (the “Senior Business Advisor”).  The Senior Business Advisor would oversee the management and operations of the Company, subject to the direction of the Company’s Board of Directors (the “Board”).  The Senior Business Advisor would report directly to the Board, and the Company’s existing senior management would report to the Senior Business Advisor during the tenure of the Senior Business Advisor, which would be only for the duration of the Event of Default.

Subsequent to June 30, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement as more fully discussed in Note 9, "Subsequent Events."

Convertible notes payable consist of the following:

	June 30, 2011	December 31, 2010
GR Note	5,665,860	5,541,183
2011 GR Note	5,749,230	-
Credit Facility	-	5,039,230
Unamortized discount	(1,819,509)	(755,357)
Convertible notes payable, net	$9,595,581	$9,825,056

NOTE 6 - EMPLOYEE BENEFIT PLANS

The Company maintains a defined contribution plan under 401(k) of the Internal Revenue Code that covers employees meeting certain service requirements. The total amount contributed by the Company to the plans is determined by the plan provisions. During the three and six months ended June 30, 2011, the cost of Company matching contributions was $28,237 and $52,561, respectively. During the three and six months ended June 30, 2010, the cost of Company matching contributions was $18,981 and $33,854, respectively.

14

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company's primary offices are in Los Angeles, California.  On September 30, 2009, the Company entered into a second amendment of its lease with its current landlord to relocate and to occupy approximately 16,000 square feet in the building to accommodate growth. The lease calls for a base monthly rent of $35,060 with annual increases of 3% plus common area expenses with a term of ten years.  The Company’s rent on its original space was abated beginning July 1, 2009 and the abatement continues on the new space for a period of fourteen (14) months from the date the Company began to occupy the new space, which was February 1, 2010, as long as the Company abides by all the terms and conditions of the lease and if no event of default occurs. Rent expense (including any rent abatements or escalation charges) is recognized on a straight-line basis from the date the Company takes possession of the property to the end of the lease term. In the event the Company fails to abide by all the terms and conditions of the lease or an event of default occurs the Company shall reimburse the landlord for the abated rent along with interest. On August 9, 2010, the Company entered into a third amendment to the lease for the Company’s premises. Pursuant to the third amendment, the Company will occupy an additional 16,000 square feet in the building to accommodate growth. The third amendment requires a base monthly rent upon occupancy of $35,060 for the additional space, making the total base monthly rent $70,120, with annual increases of 3%.  The Company began to occupy the additional space on January 1, 2011. The third amendment provides for six months of rent abatement on the additional space as long as the Company occupies the space for the full lease term. In the event the Company fails to abide by all the terms and conditions of the lease or an event of default occurs the Company shall reimburse the landlord for the abated rent along with interest.

Litigation
In the ordinary course of business, the Company faces various claims brought by third parties including class action suits and the Company may, from time to time, make claims or take legal actions to assert its rights, including intellectual property rights as well as claims relating to employment and the safety or efficacy of its products. Any of these claims could subject the Company to costly litigation and, while the Company generally believes that it has adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or the Company’s policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the Company’s operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. Management believes the outcome of currently pending claims and lawsuits will not likely have a material effect on the Company’s operations or financial position.

On May 6, 2011, the Company and Edelson McGuire, LLC, a Chicago, Illinois law firm, entered into a Stipulation of Settlement (the “Stipulation”) , which is subject to court approval, to settle a class action that includes claims allegedly arising out of the Company’s design, sales and marketing of its software products and services.  A class action complaint and the Stipulation were filed in state court in Cook County, Illinois on May 6, 2011.  The Company denies the allegations in the complaint and agreed to settle the action solely to avoid the expense and distraction of litigation.  The Stipulation has received preliminary approval by the court.

The Stipulation provides that any customer who can establish, to the Company’s satisfaction in accordance with the provisions in the Stipulation, a purchase of the Company’s software or services, and who has not previously received a refund from the Company, is entitled to a $10 refund in cash.  The total settlement fund will be $9.75 million and will not exceed that amount in any event.  The Company will receive a credit for the lesser of: (i) $7 million; or (ii) 85% of the total of all refunds it makes to customers during the period from September 1, 2010 through a date which is 30 days after the entry of the final judgment in the class action.  Although there can be no assurances, the Company believes it will be entitled to the credit of $7 million.

The balance of the settlement fund, after deducting the $7 million credit, will be $2.75 million, from which payments will be made for: (i) claims that are approved in accordance with the provisions of the Stipulation; (ii) the plaintiffs’ attorneys’ fee award; (iii) a plaintiffs’ incentive award of $3,000; and (iv) the costs of the claims administration process, which will be conducted in accordance with the provisions of the Stipulation.   The Company’s insurance carrier under the applicable insurance policy will contribute up to a maximum of $2 million to the settlement, subject to the payment by the Company of the retention (deductible) of $250,000.

Although there can be no assurances, the Company believes that the insurance carrier’s contribution will be sufficient to satisfy the payments described above given the number of claims that the Company expects will be filed, therefore no additional amount has been accrued by the Company.  Although there can be no assurances, the Company estimates that, even if all potential claimants filed claims that were approved, the Company’s total, maximum exposure under the Stipulation would be approximately $750,000.

Finally, in addition to the payments described above, the Stipulation provides that the Company will maintain certain additional disclosures relating to its products and services in its Terms of Service and, where applicable, its Privacy Policy.

One of the Company’s unsecured creditors is attempting to secure a judgment against the Company in the approximate amount of $270,000.  It is possible that, if the judgment is entered, the unsecured creditor will attempt to enforce the judgment against the Company’s assets.  The entry of the judgment would constitute an event of default under the Company’s loan agreements with GRM and under the Agreement, and GRM would be permitted to terminate the Agreement and pursue all of its legal rights and remedies against the Company.

15

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

Guarantees and Indemnities
The Company has entered into, and will likely enter into in the future, indemnification agreements with the individuals who serve as its officers and directors.  Pursuant to these agreements, the Company will indemnify officers and directors who are made parties to, or threatened to be made parties to, any proceeding by reason of the fact that they are or were officers or directors of the Company, or are or were serving at the request of the Company as a director, officer, employee, or agent of another entity.  The agreements require the Company to indemnify its officers and directors against all expenses, judgments, fines and penalties actually and reasonably incurred by them in connection with the defense or settlement of any such proceeding, subject to the terms and conditions of the agreements.

NOTE 8 - RELATED PARTY TRANSACTIONS

On March 24, 2009, the Company entered into a Media and Marketing Services Agreement, as amended, with GRM as more fully described in Note 5 above.  Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf. As compensation for the services the Company issued warrants to GRM. See Note 5 for a detailed description of all warrants issued to GRM and the vesting of those warrants. The Media and Marketing Services Agreement was amended on October 15, 2010 to add a monthly creative management fee of $75,000 as all of the warrants issued to GRM had vested.  The Company paid GRM $225,000 and $450,000 in creative management fees for the three and six months ended June 30, 2011.  A new agreement was executed subsequent to June 30, 2011, see Note 9 – Subsequent Events.

In addition, GRM invoiced the Company $105,900 and $236,232 for the three and six months ended June 30, 2011 for their overhead expense reimbursement on media costs incurred by GRM pursuant to the Media Agreement. GRM invoiced the Company $86,937 and $164,244 for the three and six months ended June 30, 2010.

On June 23, 2009, the Company appointed a representative of GRM to the Company’s board of directors pursuant to the Media and Marketing Services Agreement.  On October 22, 2010, the Company and GRM entered into a Third Amendment to the Media and Marketing Services Agreement (“the Third Amendment”), effective as of October 15, 2010.  Pursuant to the Third Amendment, GRM has the right to appoint one observer to the board of directors at any time when there is no GRM director on the board of directors.  Effective October 25, 2010, the GRM representative to the Company’s board of directors resigned and GRM appointed an observer.

On April 1, 2010, the Company and GRM entered into a License Agreement (the “License Agreement”) whereby the Company granted to GRM an exclusive royalty-bearing license to market, sell and distribute, in the United States through retail channels of distribution (such as retail stores, online retail storefronts, kiosks, counters and other similar retail channels) and television shopping channels (such as QVC and Home Shopping Network), and in certain foreign countries through retail channels, television shopping channels, direct response television and radio, and Internet websites associated with such marketing channels (other than www.cyberdefender.com), the Company’s line of antivirus and Internet security products or services (the “License”).

In consideration of the license granted to GRM in the License Agreement, GRM will pay royalties to the Company on a product-by-product basis for each annual subscription and each annual renewal by end users of the products covered by the License Agreement.  Upon the achievement of certain milestones or conditions in the License Agreement, GRM will make annual advances of royalties to the Company in the amount of $250,000 per year.  If GRM fails to pay an annual advance when due, and if certain other conditions are met, the License shall become non-exclusive.  The Company did not record any revenue under the License Agreement for the three or six months ended June 30, 2011 and 2010.

The License Agreement provides that GRM and the Company will share costs associated with localizing products and related material to comport to the language, laws and/or customs of foreign countries, subject to certain caps on GRM’s expenses with respect to such localization efforts.

Under the License Agreement, the Company will provide customer service and all product and technical support services to end users of the products in the United States and will retain all revenue from such services.  Additionally, with respect to each foreign country in which GRM markets the products, the Company will have the right to provide customer service and all product and technical support services to end users of the products in such foreign country.

16

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

The License Agreement also provides that, after certain conditions are met, the Company has the right to buy back and terminate the License (and the related rights of GRM) as it relates to the territory of United States (the “Domestic Buy-Out Right”) and/or to the collective territories outside of the United States (the “International Buy-Out Right”).  The price to be paid by the Company in connection with the Domestic Buy-Out Right or International Buy-Out Right, as applicable, will be based on a combination of factors, including (i) the annualized gross revenue earned by GRM in connection with the sale and distribution of products in the applicable territory being “bought out” by the Company (the “Annualized Gross Revenue”), (ii) the enterprise value of the Company, (iii) the gross revenue of the Company for the 12 months preceding its exercise of such buy-out right and/or (iv) the fair market value of GRM’s rights under the License Agreement (with respect to the territory being “bought out” by the Company).   In no case, however, will the buy-out price be less than (a) 1.5 times the Annualized Gross Revenue, if the applicable buy-out right is exercised within one year of such right becoming exercisable, or (b) 3.0 times the Annualized Gross Revenue, if the applicable buy-out right is exercised at any time after the one-year anniversary of such right becoming exercisable.  The buy-out price will be payable in cash or in shares of the Company’s common stock, or any combination thereof, at GRM’s discretion.

The License Agreement may be terminated by mutual consent of the parties.  The License Agreement may also be terminated by either party upon a default of the other party under the License Agreement that remains uncured for 30 days following notice of such default.  Additionally, GRM may terminate the License Agreement at any time for convenience, provided that GRM may not market any antivirus or Internet security products or services that compete with the Company’s products or services in the distribution channels covered by the License Agreement for one year following such a termination for convenience.  On October 22, 2010, the Company and GRM entered into a First Amendment to the License Agreement (“the First Amendment”), effective as of October 15, 2010.  Pursuant to the First Amendment, the royalties payable in Schedule D to the License Agreement were amended and GRM was provided the one time right to cause the eighteen months cutoff date (to which reference is made in the definition of the International Roll-Out Date) to be delayed for a period of up to 12 months in the event that GRM elects to delay its marketing of the products in the International Territory for legitimate business reasons, including, without limitation, delays in the development of the required processes, systems or other aspects of GRM’s business.

See Note 5 for a detailed description of the GR Note and the 2011 GR Note. See Note 9 for subsequent events related to GRM.

NOTE 9 - SUBSEQUENT EVENTS

On July 19, 2011, the Company and GRM entered into a new Media and Marketing Services Agreement (the “New Agreement”).  The New Agreement provides that GRM will continue to provide to the Company certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the Company’s software products and technical support services (the “Media and Marketing Services”).

The New Agreement supersedes and replaces the prior Media and Marketing Services Agreement between the Company and GRM dated as of March 24, 2009, as amended from time to time (the “Prior Agreement”) (except as to those obligations which expressly survive the termination of the Prior Agreement), pursuant to which GRM provided Media and Marketing Services to the Company.  The New Agreement is on substantially the same terms and conditions as the Prior Agreement with certain modifications resulting from, among other things, merging the Prior Agreement in the New Agreement.

The term of the New Agreement is from July 1, 2011 until December 31, 2013 unless the New Agreement is terminated earlier in accordance with the terms and conditions thereof.

The New Agreement provides for the payment to GRM by the Company of a Creative Management Fee of $75,000 per month, of which $50,000 per month will be waived by GRM during the four month period commencing on June 1, 2011 and expiring on September 30, 2011 if the Company remains in compliance with all of its obligations under the New Agreement and the Prior Agreement.

Under the New Agreement, the Company will grant to GRM, as security for the Company’s prompt payment of all amounts due and performance of all obligations under the New Agreement, a security interest in substantially all of the Company’s assets.

On July 27, 2011, CyberDefender Corporation (the “Company”) completed the private sale of $1.5 million in aggregate principal amount of 9% Subordinated Convertible Promissory Notes (the “Notes”) to 21 accredited investors, including two independent directors of the Company, pursuant to Securities Purchase Agreements.  The Notes are convertible, at the election of the holders, into shares of the Company’s common stock at a conversion price of $0.72 per share.  The Notes and accrued interest are due and payable on August 27, 2012, and are subordinate to certain senior debt owed by the Company to GRM. The Company may repay the notes at any time with fourteen days notice.

In addition, each investor will receive one incentive share of the Company’s common stock for each dollar invested.  The incentive shares will be issued by the Company from its treasury following the transfer to the Company of shares owned by Gary Guseinov, the Company’s chief executive officer and chairman of the board of directors.

17

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 - SUBSEQUENT EVENTS (Continued)

Effective August 1, 2011, Gary Guseinov resigned from his positions as a director and chief executive officer of Cyberdefender Corporation (the “Company”). In connection with Mr. Guseinov’s resignations, the Company and Mr. Guseinov entered into a Separation and Release Agreement as of August 1, 2011 (the “Separation Agreement”).  The Separation Agreement provides, among other things, that: (i) the Company will pay Mr. Guseinov his annual salary, at the current rate, for a period of five months following his separation from the Company on August 1, 2011; (ii) the Company will pay Mr. Guseinov’s health insurance benefits, as currently in effect, for a period of six months following Mr. Guseinov’s separation from the Company; and (iii) other than his rights under his Indemnification Agreement with the Company dated May 1, 2010, Mr. Guseinov has released all claims he may have against the Company and others.  The Separation Agreement also provides for certain continuing obligations of Mr. Guseinov regarding the Company’s confidential information.

On July 25, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.

Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive its rights and remedies under the notes and related documents described above; and (ii) that the Company is not in default under the notes and related documents.

In addition, one unsecured creditor is attempting to secure a judgment against the Company in the approximate amount of $270,000.  It is possible that, if the judgment is entered, the unsecured creditor will attempt to enforce the judgment against the Company’s assets.  The entry of the judgment would constitute an event of default under the Company’s loan agreements with GRM and under the Agreement, and GRM would be permitted to terminate the Agreement and pursue all of its legal rights and remedies against the Company.

Subsequent to June 30, 2011, the Company entered into an agreement with Worth Linen Associates to provide consulting services related to marketing strategy and execution, phone center operations and efficiencies, financial procedures and collections, and data systems and customer database management.  The agreement is for a period of six months beginning June 1, 2011. The Company has agreed to pay Worth Linen Associates $220,000 cash and a grant of 419,048 registered shares of the Company’s common stock with a total value of $700,000. The number of shares was determined by dividing $700,000 by the average daily closing price of the Company’s common stock for the month of June, which was $1.67.  The shares will vest in seven installments beginning on June 1, 2011 and ending on November 30, 2011.

18

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q filed by CyberDefender Corporation (referred to as “the Company”, “we”, “us” or “our”) contains forward-looking statements. These are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

•	changes in local, state or federal regulations that will adversely affect our business;

•	our ability to market and distribute or sell our products;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	whether we will continue to receive the services of certain officers and directors; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We do not intend to update forward-looking statements. You should refer to and carefully review the risks identified in the Company’s Form 10-K for the year ended December 31, 2010 and the information in future documents we file with the Securities and Exchange Commission.

19

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are a provider of remote LiveTech services and security and computer optimization software and to the consumer and small business market. We are located in Los Angeles, California.  Our mission is to bring to market advanced solutions to protect computer users against Internet viruses, spyware, identity theft and related security threats.

We believe that providing a “software only” solution to computer security problems is not as effective as our comprehensive solution, which includes security and optimization software in conjunction with access to remote technicians.  Our customers benefit from having a technician analyze their computers and repair problems that they do not have the expertise to resolve.
Strategic Repositioning

Over the course of the past two years, our business has evolved and the opportunity before us today is very different from where we started; during the second quarter, we determined that it was the opportune time to formalize a plan which would enable us to best capitalize on our strength with direct to consumer marketing and leverage our position as a leading provider of remote technical support services. We have taken steps to implement a strategic plan to achieve profitability while maintaining strong growth. Major elements of the new strategic plan include:

•	New leadership. CEO resigned on August 1, 2011. Board of Directors is actively negotiating with an interim CEO candidate

•	Focus strategic efforts on high-growth LiveTech service offerings

•	Discontinue development of proprietary software intended for sale to consumers

•	Improve software product offerings via third party licensing arrangements

•	Increase focus on optimizing operations to accelerate profitability

•	Reduce overhead and call center operational costs while improving overall customer experience

•	Our management team is expected to be augmented with additional expertise from direct response industry veterans who are charged with a clear focus on results, accountability and profit performance

•	The company expects to continue to operate its own in-house technical support call center for our LiveTech remote computer repair service

During the second quarter, we eliminated substantial headcount across the entire organization focusing specifically on software development.  Having already identified a number of robust software product suites that are available to be licensed, management is underway in negotiations with a highly reputable prospective security software vendor and targets finalization of the contract in the coming months. We plan to continue to execute on the strategic plan throughout the third and fourth quarters of 2011, to further streamline operations.

We evaluate our financial performance utilizing a variety of indicators. Four of the primary indicators that we utilize to evaluate the ongoing performance of our business include gross sales (a non-GAAP measure), income/loss from operations, net cash used in operating activities and renewal revenue. See the “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Gross sales are a non-GAAP measure which we define as total sales before returns and before deferring revenue for GAAP purposes. We believe gross sales is an appropriate measure to be used in evaluating the performance of our business as it gives a better indication of our operating performance and the profitability of our marketing initiatives.  Gross sales for the three months ended June 30, 2011 increased $3.1 million, or 25%, to $15.5 million from $12.4 million for the three months ended June 30, 2010. Gross sales for the six months ended June 30, 2011 increased $12.9 million, or 53%, to $37.1 million from $24.2 million for the six months ended June 30, 2010. As detailed in the table in the section below titled “Trends, Events and Uncertainties,” service and renewal revenue increase for the three and six months ended June 30, 2011 as compared to 2010. The increase was driven by several factors: increased direct-response advertising efforts through our partnership with GRM, increasing demand for our LiveTech services as indicated by improved sales conversion rates, continued improvements related to infrastructure optimization including SaaS-based CRM, IVR and eCommerce platforms and several Company initiatives to increase renewals.

Loss from operations for the three months ended June 30, 2011 decreased $5.3 million, or 48%, to $5.7 million from $11.0 million for the three months ended June 30, 2010. This decrease in loss from operations is primarily attributable to the increase in gross profit due to increased sales and a decrease in operating expenses.  The increase in gross profit is primarily attributable to increased sales resulting from the continued optimization of advertising. The decrease in operating expenses is due to a decrease in media and marketing services expense related to the Media Services Warrant that vested in 2010. During the three months ended June 30, 2010, 2,043,846 warrants vested.  The Company recorded non-cash expense of $6.5 million to media and marketing services for the three months ended June 30, 2010. This decrease was offset by an increase in selling, general and administrative expenses.  The increase in selling, general and administrative costs is primarily attributable to an increase in salaries and benefits resulting from the increase in staffing across all departments required as a result of the increase in sales and scaling of infrastructure. There was also an increase in merchant processing fees due to increased sales and the Company’s use of services provided by Vindicia, a leading provider of on-demand billing solutions for online merchants. Finally, professional fees increased due to listing of the Company’s common stock on the NASDAQ Global Market, the engagement of a new accounting firm and the addition of an independent board of directors. Loss from operations for the six months ended June 30, 2011 decreased $8.4 million, or 44%, to $10.7 million from $19.1 million for the six months ended June 30, 2010.

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Net cash used in operating activities for the six months ended June 30, 2011 decreased $1.9 million, or 59%, to $1.3 million from $3.2 million for the six months ended June 30, 2010. Net cash used in operating activities during the six months ended June 30, 2011 was primarily the result of the net loss of $12.6 million. Net loss was adjusted for non-cash items such amortization of debt discount of $1.4 million, compensation expense for vested stock options of $0.5 million and shares and warrants issued for services of $0.4 million. Additionally the following items also impacted cash flow from operations: (i) a decrease in restricted cash of $0.8 million resulting from the lowering of the merchant processing reserve to $2 million; (ii) a decrease in accounts receivable of $1.3 million; (iii) an increase in accounts payable and accrued expenses – related party of $2.0 million resulting from the payment terms being negotiated to 30 days from 15 days; and (iv) an increase in deferred revenue of $3.2 million as a result of increased sales.

Renewal revenue, on a non-GAAP gross basis, for the three months ended June 30, 2011 increased $1.3 million, or 94%, to $2.7 million from $1.4 million for the three months ended June 30, 2010. This increase was attributable to the increase in our subscriber base due for renewal and our initiatives to increase renewals. Renewal revenue is important to us for two reasons. The first is that when customers renew, it underscores our commitment to delivering top quality products and services. Second, the cost of renewal customers is minimal. As we continue to build our renewal base, our advertising costs as a percentage of revenue should decrease, which we expect to help us reach profitability.

There are challenges and risks associated with our recent growth and the new strategic plan that we are focused on implementing.  Our growth may not continue as expected or at all.  Any one or all of our new initiatives may not produce the expected results. To date, our operations have been primarily financed through debt and equity proceeds from private placement offerings.  We believe that our repositioning strategy will allow us to rely on our strong direct to consumer marketing expertise to strengthen our position as a leading provider of remote technical support services.  However, the implementation of the new strategy will depend upon our ability to secure additional financing.

Since the filing of the Company’s Form 10-Q for the first quarter of fiscal year 2011, the Company’s cash position has deteriorated materially, and the Company has not been able to pay some of its unsecured creditors in a timely manner.  The Company is attempting to negotiate agreements with several unsecured creditors pursuant to which the unsecured creditors would agree, for the next two to three months, to accept reduced, partial payments of amounts owed and to forbear temporarily from asserting their legal rights and remedies against the Company while the Company attempts to secure the additional required financing.  There can be no assurance that the Company will be able to secure the agreements.  Even if the agreements are secured, if the Company is unable to secure the additional financing, there can be no assurance that the unsecured creditors would continue to forbear from asserting their legal rights and remedies against the Company for amounts the Company owes.

Subsequent to the close of the second quarter, we closed a $1.5 million private offering of subordinated convertible promissory notes to accredited investors as described in Note 9 above. We believe, but cannot ensure, that the $1.5 million will be sufficient to permit us to continue to operate until we can secure the additional financing during the next 60 days that we require to continue to operate as a going concern.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, if the efforts noted above are not successful, it would raise substantial doubt about the Company’s ability to continue as a going concern. We are presently engaged in active discussions for additional investments by existing and prospective investors but we have no funding commitments in place at this time and we can give no assurance that such capital will be available on favorable terms, or at all.  If we cannot obtain financing, then we may be forced to further curtail our operations, or possibly be forced to evaluate a sale or consider other strategic alternatives such as bankruptcy.  Even if we are successful in raising additional funds, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Thus far, our unsecured creditors have not asserted claims against us for amounts we owe, but it is not certain that they will continue to do so.

In addition, we are in default of certain provisions of our loan agreements with GRM  senior lender and we  and GRM have entered into a Waiver and Forbearance Agreement (the “Agreement”).    Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.

Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive its rights and remedies under the notes and related documents described above; and (ii) that the Company is not in default under the notes and related documents.

We are pursuing all strategic and financing opportunities in order to seek to properly capitalize our operations and execute our strategic plan.

Furthermore, we need to obtain additional financing to repay the obligations to GRM due on March 31, 2012.  If we are unable to obtain additional funding, we would attempt to renegotiate the terms of the GRM debt, however, there can be no assurance that this would occur. Failure to obtain additional funding or an amendment to the GRM debt may require us to significantly curtail our operations which could have a material adverse impact on our results of operations and financial position. The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

There have been no changes in the matters for which we make critical accounting estimates in the preparation of our Condensed Financial Statements during the three months ended June 30, 2011 as compared to those disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

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Contractual Obligations

We are committed under the following contractual obligations:

Contractual Obligations	Payments Due By Period
	Total	Less than 1 year	1 to 3 Years	3 to 5 Years	Over 5 Years
Debt obligations	$11,415,090	$11,415,090	$-	$-	$-
Capital lease obligations	$270,580	$156,661	$113,919	$-	$-
Operating lease obligations	$8,508,482	$871,746	$1,811,146	$1,915,691	$3,909,899

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements.  As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Indemnities

During the normal course of business, we have agreed to certain indemnifications.  In the future, we may be required to make payments in relation to these commitments.  These indemnities include agreements with our current and former officers and directors which may require us to indemnify these individuals for liabilities arising by reason of the fact that they were or are officers or directors.  The duration of these indemnities varies and, in certain cases, is indefinite.  There is no limit on the maximum potential future payments we could be obligated to make pursuant to these indemnities.  We hedge some of the risk associated with these potential obligations by carrying general liability insurance.  Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities in our condensed financial statements.

Trends, Events and Uncertainties

Since the filing of our Form 10-Q for the first quarter of fiscal year 2011, our cash position and liquidity have declined materially. Thus far, our unsecured creditors have not asserted claims against us for amounts we owe, but it is not certain that they will continue to do so. We are pursuing all strategic and financing opportunities in order to seek to properly capitalize our operations and execute our strategic plan.

As described above in the discussion of revenue recognition, we generally receive payment upon the sale of our products and services and defer the revenue over the life of the license agreement or service plan, which range from one to three years.

The following table summarizes our GAAP revenue and deferred revenue for each quarter of the two most recently completed fiscal years as well as for the most recent two quarters.

Quarter Ended	Net Revenue	Cumulative Deferred Revenue
31-Mar-09	$3,191,630	$6,687,198
30-Jun-09	3,686,644	$8,139,384
30-Sep-09	4,427,404	$9,656,352
31-Dec-09	7,536,215	$10,779,146
Fiscal Year 2009 Total	$18,841,893

31-Mar-10	$9,477,330	$11,619,760
30-Jun-10	9,712,586	$12,081,434
30-Sep-10	12,746,103	$14,163,271
31-Dec-10	13,632,526	$15,458,653
Fiscal Year 2010 Total	$45,568,545

31-Mar-11	$15,375,893	$18,320,111
30-Jun-11	$12,720,597	$18,679,025
Fiscal Year 2011 Total	$28,096,490

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The following table summarizes our gross sales by category for each quarter of the two most recently completed fiscal years as well as for the most recent quarter. Gross sales are a non-GAAP measure that we use in assessing our operating performance. We define gross sales as total sales before returns and before deferring revenue for GAAP purposes. We reference this non-GAAP financial measure frequently in our decision-making as management believes it provides a better indication of our operating performance and the profitability of our marketing initiatives. We include this non-GAAP financial measure in our earnings announcements in order to provide transparency to our investors and to enable investors to better understand our operating performance. However, we do not recommend that gross sales are solely used to assess our financial performance or to formulate investment decisions.

Quarter Ended	Software		Services		Ancillary		Renewals		Total
31-Mar-09	$2,475,095	40%	$2,645,857	43%	$606,051	10%	$463,948	7%	$6,190,951
30-Jun-09	2,501,266	40%	2,678,978	43%	584,144	9%	466,747	8%	6,231,135
30-Sep-09	2,666,274	40%	2,915,731	43%	461,120	7%	699,068	10%	6,742,193
31-Dec-09	4,401,569	45%	3,705,830	38%	982,460	10%	717,949	7%	9,807,808
Fiscal Year 2009 Totals	$12,044,204	42%	$11,946,396	41%	$2,633,775	9%	$2,347,712	8%	$28,972,087

31-Mar-10	$4,092,152	35%	$5,802,486	49%	$856,297	7%	$1,062,473	9%	$11,813,408
30-Jun-10	3,504,147	28%	6,967,067	56%	568,525	5%	1,389,064	11%	12,428,803
30-Sep-10	4,155,264	22%	11,706,203	63%	501,721	3%	2,196,572	12%	18,559,760
31-Dec-10	3,944,197	21%	12,780,949	67%	493,886	3%	1,890,599	10%	19,109,631
Fiscal Year 2010 Totals	$15,695,760	25%	$37,256,705	60%	$2,420,429	4%	$6,538,708	11%	$61,911,602

31-Mar-11	$4,696,930	22%	$13,971,456	65%	$478,516	2%	$2,450,982	11%	$21,597,884
30-Jun-11	$2,867,130	18%	$9,694,401	63%	$248,564	2%	$2,689,628	17%	$15,499,723
Fiscal Year 2011 Totals	$7,564,060	20%	$23,665,857	64%	$727,080	2%	$5,140,610	14%	$37,097,607

The tables above indicate an upward trend in gross sales, GAAP revenue and deferred revenue resulting from our focus on promoting our new products and services and the addition of our new marketing channels, as discussed above.  We cannot guarantee that this upward trend will continue, even with increased spending on advertising.

The following table summarizes our new gross sales by category (not including renewals), separated into one year licenses or service agreements versus multi-year licenses or service agreements.

	Six Months Ended June 30,
	2011		2010
1 Year - Software sales	$6,603,050	21%	$7,049,152	32%
Multi-year - Software sales	961,011	3%	2,521,319	12%
1 Year - Services sales	6,741,189	21%	5,610,783	26%
Multi-year - Services sales	16,101,757	50%	4,831,578	22%
Ancillary Sales	1,549,990	5%	1,777,842	8%
Total	$31,956,997		$21,790,674

The table above indicates an upward trend in the sale of our multi-year LiveTech services.  Management believes this to be a result of increased demand for the value received for these multi-year LiveTech services and the overall growing demand for remote computer repair services.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following is a reconciliation of gross sales to net revenue for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Gross Sales	$15,499,723	$12,428,803	$37,097,607	$24,242,211
Less: Refunds	(1,718,817)	(1,562,587)	(4,170,560)	(2,955,645)
Less: Uncollected EZ pay	(701,396)	(691,956)	(1,910,185)	(794,362)
Less: Change in deferred revenue	(358,913)	(461,674)	(2,920,372)	(1,302,288)
Net revenue	$12,720,597	$9,712,586	$28,096,490	$19,189,916

Other trends, events and uncertainties that may impact our liquidity are included in the discussion below.

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RESULTS OF OPERATIONS

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

Net Revenue

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Net revenue	$12,720,597	$9,712,586	$3,008,011	31%	$28,096,490	$19,189,916	$8,906,574	46%

The increase in net revenue was driven by several factors: increased direct-response advertising efforts through our partnership with GRM, increasing demand for our software products and remote LiveTech services, an increase in renewal revenues and continued improvements related to infrastructure optimization including SaaS-based CRM, IVR and eCommerce platforms. See the discussion of advertising expenses below. The majority of the revenue increase was from LiveTech services.  The increase is due to the company changing its focus to concentrate on growing its LiveTech business.

Cost of Revenue

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Cost of revenue	$6,098,859	$4,013,801	$2,085,058	52%	$13,228,378	$7,168,851	$6,059,527	85%

The increase in cost of revenue was primarily attributable to the expansion of our call center operations to support the increase in sales of our remote LiveTech services and the transition to CyberDefender managed call centers. During 2010, we transitioned to using only CyberDefender managed call centers, internal as well as through third-parties.  Prior to the transition the Company contracted with an outsourced call center on a revenue share basis that allowed us to defer the cost for GAAP accounting.  Cost of revenue includes compensation related expenses of our internal sales and technical support staff, as well as the cost of outsourced call centers. Compensation-related expenses for our internal technical support staff totaled $2.8 million for the three months ended June 30, 2011 as compared to $1.8 for the three months ended June 30, 2010. Expenses related to outsourced call centers totaled $3.0 million for the three months ended June 30, 2011 as compared $2.0 for the three months ended June 30, 2010. Compensation-related expenses for our internal technical support staff totaled $5.5 million for the six months ended June 30, 2011 as compared to $2.7 for the six months ended June 30, 2010. Expenses related to outsourced call centers totaled $7.1 million for the six months ended June 30, 2011 as compared $4.1 for the six months ended June 30, 2010.

Operating Expenses

Media and marketing services

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Media and marketing services	$5,639,908	$5,421,145	$218,763	4%	$11,929,673	$10,083,979	$1,845,694	18%

Media and marketing services expense is comprised primarily of offline and online advertising and related functional resources. This increase was attributable to the Company increasing its advertising spend.

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	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Media and marketing services – related party	$330,900	$6,555,963	$(6,225,063)	(95%)	$686,232	$12,123,060	$(11,436,828)	(94%)

Media and marketing services – related party expense is mainly comprised of non-cash expense related to the Media Services Warrant issued to GRM.  This decrease was primarily attributable to the non-cash expense related to the Media Services Warrant that vested in 2010 and other warrants issued to GRM.

Product Development

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Product Development	$828,492	$963,392	$(134,900)	(14%)	$1,762,762	$1,715,519	$47,243	3%

Product development expenses are comprised of research and development costs associated with the development of new products as well as the ongoing support and improvement of current products. The decrease for the three months ended June 30, 2011 is primarily attributable to decreased salaries and compensation paid to contractors as a result of the Company’s decision to focus on growing the LiveTech business and therefore spending less on product development.

Selling, General and Administrative

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

S,G & A	$5,428,207	$3,722,577	$1,705,630	46%	$10,964,283	$7,149,533	$3,814,750	53%

Selling, general and administrative expenses are primarily comprised of salaries and wages, third party credit card processing fees, legal and professional fees, rent and other normal operating expenses.

The increase in S, G & A for the three and six months ended June 30, 2011 was attributable to (i) an increase in salaries and wages and related compensation expenses, including benefits and payroll taxes, of $0.3 million and $1.0 million resulting from the increase in staffing across all departments required as a result of the increase in sales and scaling of infrastructure; (ii) an increase in merchant processing fees of $0.3 million and $0.9 million due to increased sales and the Company’s use of services provided by Vindicia, a leading provider of on-demand billing solutions for online merchants; (iii) an increase in professional fees of $0.3 million and $0.5 million due to the addition of an independent board of directors and the hiring of a direct-response consulting firm to improve the Company’s performance; and (iv) an increase in the cost of the updated call center infrastructure including the new CRM and IVR of $0.8 million and $1.3 million.

Loss From Operations

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Loss from operations	$5,719,272	$11,019,195	$(5,299,923)	(48%)	$10,680,194	$19,126,171	$(8,445,977)	(44%)

This decrease in loss from operations is attributable to the increase in gross profit and the decrease in operating expenses.  The increase in gross profit is attributable to the increased sales as described above.  The decrease in the operating expenses is attributable to a decrease in media and marketing – related party expenses offset by an increase in selling, general and administrative expenses, all as described above.

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Other Income/(Expense)

Interest expense, net

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	$	2011	2010	$	%

Interest expense, net (including related party)	$894,794	$990,748	$(95,954)	(10%)	$1,767,434	$1,209,917	$557,517	46%

The increased interest expense for the six months ended June 30, 2011 was primarily attributable to the higher amount of debt carried via the GR Note, the Credit Facility and the 2011 GR Note and the amortization of the debt discount.

Net Loss

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2011	2010	$	%	2011	2010	$	%

Net loss	$6,614,066	$12,009,943	$(5,395,877)	(45%)	$12,550,345	$20,336,088	$(7,785,743)	(38%)

This decrease in net loss is attributable to the increase in gross profit and the decrease in operating expenses.  The increase in gross profit is attributable to the increased sales as described above.  The decrease in the operating expenses is attributable to a decrease in media and marketing – related party expenses offset by an increase in selling, general and administrative expenses, all as described above.

Liquidity and Capital Resources

Since the filing of our Form 10-Q for the first quarter of fiscal year 2011, our cash position and liquidity have declined materially. To date, the Company's operations have been primarily financed through debt and equity proceeds from private placement offerings, as the Company has experienced operating losses for the last five fiscal years.  Management has implemented plans to continue to build its revenue base, expand sales and marketing and improve operations, however, through June 30, 2011, the Company continued to operate at negative cash flow.    While the Company is attempting to generate sufficient operating cash flow, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.   While the Company believes in the viability of its strategy to generate sufficient operating cash flow and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient operating cash flow.

Furthermore, the Company needs to obtain additional financing to repay the obligations to GRM due on March 31, 2012.  If the Company was unable to obtain additional funding, we would attempt to renegotiate the terms of the GRM debt, however, there can be no assurance that this would occur. Failure to obtain additional funding or an amendment to the GRM debt may require us to significantly curtail our operations which could have a material adverse impact on our results of operations and financial position. The Company was in default of certain provisions of its loan agreements with GRM, and the Company and GRM have negotiated a Forbearance Agreement.   Pursuant to the Forbearance Agreement, GRM has agreed to waive, for a period of 60 days through and including September 23, 2011, its rights and remedies against the Company as a result of the defaults.  There can be no assurance that GRM will agree to extend the waiver period beyond 60 days.  If the waiver period is not extended, GRM will be able to pursue all of its rights and remedies against the Company resulting from the defaults.  Failure to cure the defaults or obtain extensions of the waivers could affect the ability of the Company to continue as a going concern.  The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to the close of the second quarter, the Company closed a $1.5 million private offering of subordinated convertible promissory notes to accredited investors as described in Note 9 below. The Company believes, but cannot ensure, that the $1.5 million will be sufficient to permit the Company to continue to operate until it can secure the additional financing during the next 60 days that it requires to continue to operate as a going concern.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, if the efforts noted above are not successful, it would raise substantial doubt about the Company’s ability to continue as a going concern. We are presently engaged in active discussions for additional investments by existing and prospective investors but we have no funding commitments in place at this time and we can give no assurance that such capital will be available on favorable terms, or at all.  If we cannot obtain financing, then we may be forced to further curtail our operations, or possibly be forced to evaluate a sale or consider other strategic alternatives such as bankruptcy.  Even if we are successful in raising additional funds, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Since the filing of the Company’s Form 10-Q for the first quarter of fiscal year 2011, the Company’s cash position has deteriorated materially, and the Company has not been able to pay some of its unsecured creditors in a timely manner.  The Company is attempting to negotiate agreements with several unsecured creditors pursuant to which the unsecured creditors would agree, for the next two to three months, to accept reduced, partial payments of amounts owed and to forbear temporarily from asserting their legal rights and remedies against the Company while the Company attempts to secure the additional required financing.  There can be no assurance that the Company will be able to secure the agreements.  Even if the agreements are secured, if the Company is unable to secure the additional financing, there can be no assurance that the unsecured creditors would continue to forbear from asserting their legal rights and remedies against the Company for amounts the Company owes.

On July 25, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.  Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive, for a period of 60 days, its rights and remedies against the Company as a result of the defaults; and (b) that the Company is not in default under the notes and related agreements.  There can be no assurance that GRM will agree to extend the waiver period beyond 60 days.  If the waiver period is not extended, or if the Company defaults in its obligations under the Agreement, GRM will be able to pursue all of its rights and remedies against the Company resulting from the defaults.

In addition, one unsecured creditor is attempting to secure a judgment against the Company in the approximate amount of $270,000.  It is possible that, if the judgment is entered, the unsecured creditor will attempt to enforce the judgment against the Company’s assets.  The entry of the judgment would constitute an event of default under the Company’s loan agreements with GRM and under the Agreement, and GRM would be permitted to terminate the Agreement and pursue all of its legal rights and remedies against the Company.

At June 30, 2011, we had cash totaling $1.8 million.  In the six months ended June 30, 2011, we used $1.3 million in cash flows from operations.

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Cash provided/(used) during the six months ended June 30, 2011 included:

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2011 decreased $1.9 million, or 59%, to $1.3 million from $3.2 million for the six months ended June 30, 2010. Net cash used in operating activities during the six months ended June 30, 2011 was primarily the result of the net loss of $12.6 million. Net loss was adjusted for non-cash items such amortization of debt discount of $1.4 million, compensation expense for vested stock options of $0.5 million and shares and warrants issued for services of $0.4 million. Additionally the following items also impacted cash flow from operations: (i) a decrease in restricted cash of $0.8 million resulting from the lowering of the merchant processing reserve to $2 million; (ii) a decrease in accounts receivable of $1.3 million; (iii) an increase in accounts payable and accrued expenses – related party of $2.0 million resulting from the payment terms being negotiated to 30 days from 15 days; and (iv) an increase in deferred revenue of $3.2 million as a result of increased sales.

Our primary source of operating cash flow is the collection of sales receipts from our customers and the timing of payments to our vendors and service providers.  We did not make any significant changes to our sales and receivable process during the three months ended June 30, 2011.

The increase in cash related to accounts payable and accrued expenses – related party was $2.0 million.  Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable.  The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements.

Our working capital deficit at June 30, 2011, defined as current assets minus current liabilities, was $29.0 million as compared to a working capital deficit of $11.4 million at December 31, 2010.  The increase in working capital deficit of approximately $17.6 million from December 31, 2010 to June 30, 2011 was primarily attributable to $9.6 million of convertible debt – related party becoming short-term, a decrease in cash and restricted cash of $1.7 million, a decrease in accounts receivable of $1.3 million, an increase in accounts payable and accrued expenses –related party of $2.0 million and an increase in current portion of deferred revenue of $2.6 million, resulting from increased.

Investing Activities

Net cash used in investing activities during the six months ended June 30, 2011 was $0.1 million, which was used for property and equipment purchases.  We expect to continue to purchase property and equipment in the normal course of our business.  The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to any increase in the number of our employees and changes in computer hardware and software used in our business.  Net cash used in investing activities during the six months ended June 30, 2010 was $0.4 million and also related to the purchase of property and equipment.

Financing Activities

Cash provided by financing activities during the six months ended June 30, 2011 was $0.5 million, which was primarily the result of the exercise of common stock warrants. Cash provided by financing activities during the six months ended June 30, 2010 was $5.1 million, which was primarily the result of the net proceeds of $4.9 million from the issuance of a convertible note and the exercise of common stock warrants and stock options totaling $0.2 million.

Other than as discussed above, we know of no trends, events or uncertainties that are reasonably likely to impact our future liquidity.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The registrant is a smaller reporting company and is not required to provide this information.

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ITEM 4T.	CONTROLS AND PROCEDURES

We conducted an evaluation, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as of June 30, 2011, to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that as of June 30, 2011, our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weakness described below.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  Management has identified the following material weakness which has caused management to conclude that, as of June 30, 2011, our disclosure controls and procedures were not effective at the reasonable assurance level:

1.           Our controls over financial reporting are not sufficient to ensure that financial statements are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").  Because of the failure of our control procedures, material adjustments to previously issued financial statements were reported in December 2010.  Specifically, our financial statements for the year ended December 31, 2009 were restated to reflect the correction of errors related to the accounting for advertising costs that were capitalized and the measurement and classification of warrants granted to GR Match, LLC (GRM) under a media and marketing agreement.  We believe the restatements result from the lack of adequate controls to identify and report financial information in accordance with US GAAP and have concluded that material weaknesses continue to exists in our internal controls over financial reporting.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15 (f) under the Exchange Act) during the second quarter of 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

On May 6, 2011, the Company and Edelson McGuire, LLC, a Chicago, Illinois law firm, entered into a Stipulation of Settlement (the “Stipulation”), which is subject to court approval, to settle a class action that includes claims allegedly arising out of the Company’s design, sales and marketing of its software products and services.  A class action complaint and the Stipulation were filed in state court in Cook County, Illinois on May 6, 2011.  The Company denies the allegations in the complaint and agreed to settle the action solely to avoid the expense and distraction of litigation. The Stipulation received preliminary approval by the court.

The Stipulation provides that any customer who can establish, to the Company’s satisfaction in accordance with the provisions in the Stipulation, a purchase of the Company’s software or services, and who has not previously received a refund from the Company, is entitled to a $10 refund in cash.  The total settlement fund will be $9.75 million and will not exceed that amount in any event.  The Company will receive a credit for the lesser of: (i) $7 million; or (ii) 85% of the total of all refunds it makes to customers during the period from September 1, 2010 through a date which is 30 days after the entry of the final judgment in the class action.  Although there can be no assurances, the Company believes it will be entitled to the credit of $7 million.

The balance of the settlement fund, after deducting the $7 million credit, will be $2.75 million, from which payments will be made for: (i) claims that are approved in accordance with the provisions of the Stipulation; (ii) the plaintiffs’ attorneys’ fee award; (iii) a plaintiffs’ incentive award of $3,000; and (iv) the costs of the claims administration process, which will be conducted in accordance with the provisions of the Stipulation.   The Company’s insurance carrier under the applicable insurance policy will contribute up to a maximum of $2 million to the settlement, subject to the payment by the Company of the retention (deductible) of $250,000.

Although there can be no assurances, the Company believes that the insurance carrier’s contribution will be sufficient to satisfy the payments described above given the number of claims that the Company expects will be filed.  Although there can be no assurances, the Company estimates that, even if all potential claimants filed claims that were approved, the Company’s total, maximum exposure under the Stipulation would be approximately $750,000.

Finally, in addition to the payments described above, the Stipulation provides that the Company will maintain certain additional disclosures relating to its products and services in its Terms of Service and, where applicable, its Privacy Policy.

One of the Company’s unsecured creditors is attempting to secure a judgment against the Company in the approximate amount of $270,000.  It is possible that, if the judgment is entered, the unsecured creditor will attempt to enforce the judgment against the Company’s assets.  The entry of the judgment would constitute an event of default under the Company’s loan agreements with GRM and under the Agreement, and GRM would be permitted to terminate the Agreement and pursue all of its legal rights and remedies against the Company.

ITEM 1A.	RISK FACTORS

Not applicable.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

During the three months ended June 30, 2011, two investors exercised warrants to purchase 21,937 shares of common stock exercisable at $0.94 per share. We relied on section 4(2) of the Securities Act of 1933 to issue the common stock inasmuch as the securities were issued to accredited investors without any form of general solicitation or general advertising.

For information relating to additional unregistered securities that were sold during the three months ended June 30, 2011, please see our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on March 1, 2011.

ITEM 3.    DEFAULTS UPON SENIOR SECURITIES

On July 25, 2011, the Company and GRM entered into a Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain 9% Secured Convertible Promissory Note dated March 31, 2011 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under a certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM; and (3) acknowledged certain other defaults in connection with the notes.

Pursuant to the Agreement, GRM, among other things, agreed to capitalize the unpaid interest payments and, for a period of sixty days through and including September 23, 2011, or until the earlier termination of the Agreement pursuant to the terms and conditions thereof, and for that period only, agreed: (a) to waive its rights and remedies under the notes and related documents described above; and (ii) that the Company is not in default under the notes and related documents.

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ITEM 6.	EXHIBITS

3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
10.1	Third Amendment to 9% Secured Convertible Promissory Note dated April 4, 2011 between the registrant and GR Match, LLC (2)
10.2	First Amendment to Amended and Restated 9% Secured Convertible Promissory Note dated April 4, 2011 between the registrant and GR Match, LLC (2)
10.3	Form of 9% Subordinated Convertible Promissory Note (3)
10.4	Form of Securities Purchase Agreement (3)
10.5	Form of Subordination Agreement (3)
10.6	Form of Security Agreement (3)
10.7	Waiver and Forbearance Agreement dated July 25, 2011 between the registrant and GR Match, LLC (3)
10.8	Separation and Release Agreement dated August 1, 2011 between the registrant and Gary Guseinov (4)**
31.1	Certification Pursuant to Rule 13a-14(a) and 15d-14(a)*
31.2	Certification Pursuant to Rule 13a-14(a) and 15d-14(a)*
32	Certification Pursuant to Section 1350 of Title 18 of the United States Code*
_____________________________________
(1)	Incorporated by reference from the Registration Statement on Form S-3, File No. 333-167910, filed with the Securities and Exchange Commission on June 30, 2010.
(2)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2011.
(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2011.
(4)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2011.
*Filed herewith.
**Denotes an agreement with management.

30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Date: August 22, 2011	Kevin Harris, Interim Chief Executive Officer

By:	/s/ Kevin Harris
Date: August 22, 2011	Kevin Harris, Chief Financial Officer

 EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14 AND 15d-14
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Kevin Harris, certify that:

I have reviewed this Quarterly Report on Form 10-Q of CyberDefender Corporation.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods, presented in this report.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and to the audit committee of the board of directors (or persons performing the equivalent function):

(a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Kevin Harris
Kevin Harris
Interim Chief Executive Officer

Dated:  August 22, 2011

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO RULES 13a-14 AND 15d-14
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Kevin Harris, certify that:

I have reviewed this Quarterly Report on Form 10-Q of CyberDefender Corporation.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods, presented in this report.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and to the audit committee of the board of directors (or persons performing the equivalent function):

(a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Dated:  August 22, 2011

EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Harris, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (i) the Quarterly Report of CyberDefender Corporation on Form 10-Q for the period ended June 30, 2011, to which this Certification is attached (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CyberDefender Corporation.

/s/ Kevin Harris
Kevin Harris
Interim Chief Executive Officer

Dated: August 22, 2011

I, Kevin Harris, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (i) the Quarterly Report of CyberDefender Corporation on Form 10-Q for the period ended June 30, 2011, to which this Certification is attached (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CyberDefender Corporation.

/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Dated: August 22, 2011